UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

trueblue
THE PEOPLE COMPANY

Wednesday, May 13, 2020
10:00 a.m., Pacific Daylight Time
TrueBlue Building
1015 A Street
Tacoma, WA 98402

Letter to Shareholders

Tacoma, Washington
April 2, 2020

Dear Shareholders:

On behalf of the board of directors and management of TrueBlue, Inc. (“TrueBlue”), it is a pleasure to invite you to TrueBlue’s 2020 Annual Meeting of Shareholders, to be held at TrueBlue’s corporate headquarters located at 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 13, 2020, at 10:00 a.m., Pacific Daylight Time.

As in prior years, TrueBlue has elected to deliver our proxy materials to the majority of our shareholders over the internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving resources and lowering the cost of delivery. On or about April 2, 2020, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) containing instructions on how to access our 2020 proxy statement and 2019 Annual Report to Shareholders for the fiscal year ended December 29, 2019 (the “2019 Annual Report”). The Proxy Notice also provides instructions on how to vote online, by telephone, or by requesting and returning a proxy card, and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in this Notice of Annual Meeting of Shareholders and Proxy Statement.

I look forward to seeing you at the Annual Meeting of Shareholders. We will report on TrueBlue’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE ONLINE, BY TELEPHONE, OR BY MAIL AS SOON AS POSSIBLE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU WILL HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

Very truly yours,

/s/ Steven C. Cooper

Steven C. Cooper

Board Chair

TrueBlue, Inc. 2020 Proxy Statement P. 1

Notice of Annual Meeting of Shareholders

Trueblue, Inc.

1015 A Street

Tacoma, Washington 98402

Notice of Annual Meeting of Shareholders: Wednesday, May 13, 2020

The 2020 Annual Meeting of Shareholders of TrueBlue, Inc. (the “Meeting”), will be held at our corporate headquarters at 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 13, 2020, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect the directors named in this proxy statement to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

2.	To conduct an advisory vote on our executive compensation; and

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2020: Our proxy statement is attached. Financial and other information concerning TrueBlue is contained in our 2019 Annual Report. The proxy statement and our 2019 Annual Report are available on our website at www.TrueBlue.com. Additionally, you may access our proxy materials and vote your shares at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE ONLINE, BY TELEPHONE, OR BY MAIL, AS PROMPTLY AS POSSIBLE, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR, IF YOU ARE A SHAREHOLDER OF RECORD, VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

Only shareholders of record at the close of business on March 16, 2020, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Brokers cannot vote for Proposals 1 or 2 without shareholders’ instructions on how to vote.

By Order of the Board of Directors,

/s/ James E. Defebaugh

James E. Defebaugh

Secretary

Tacoma, Washington

April 2, 2020

TrueBlue, Inc. 2020 Proxy Statement P. 2

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders	Vote Right Away

Date and Time

May 13, 2020 at 10:00 a.m., Pacific Daylight Time

Location

TrueBlue Building
Robert J. Sullivan Auditorium
1015 A Street
Tacoma, Washington 98402

Record Date

March 16, 2020

Voting

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Even if you plan to attend our 2020 Annual Meeting of Shareholders, please read this proxy statement with care and vote right away using any of the methods below. In all cases, have your proxy card or voting instructions form in hand and follow the instructions.
Vote online: visit www.proxyvote.com

Vote using your mobile device: scan this QR Code to vote with your mobile device

Vote by telephone: dial toll-free 1-800-690-6903

Vote by requesting and mailing your proxy card: cast your ballot, sign your proxy card, and send by U.S. mail

Voting Matters

	Agenda Item	Board Vote Recommendation	Page Reference for More Information
1	Elect the directors named in the proxy statement	FOR	14
2	Advisory vote on our executive compensation	FOR	31
3	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020.	FOR	63
TrueBlue, Inc. 2020 Proxy Statement P. 3

Proxy Statement Summary

2019 Business Summary

Revenue	$2.4 billion
Return of Capital	$39 million of common stock repurchases in 2019
$110 million of capital returned to shareholders via share repurchases since 2017
Progress on Digital Strategy	Approximately four million shifts filled in 2019, or a job filled every nine seconds through our JobStackTM mobile application
21,300 clients using JobStackTM at the end of 2019
PeopleScout’s AffinixTM is helping clients improve time to fill, candidate flow, and candidate satisfaction

Governance Best Practices

Leadership	Separation of chair, lead independent director, and CEO roles since 2008
Independence	6 of 7 non-executive directors are independent
All members of the governance, audit, and compensation committees are independent
Elections	All directors are elected annually
Directors must be elected by the majority of votes cast
Evaluations	All directors complete annual evaluations of the Board
The members of the audit, compensation, and innovation and technology committees complete annual self-evaluations of these committees
Alignment with Shareholder Interests	All directors have stock ownership guidelines
All directors receive annual equity grants
Attendance	All directors attended at least 75% of the meetings of the Board and their respective committees
Stock Ownership	Meaningful stock ownership guidelines are in place for directors and executive officers
Anti-Hedging policy in place that prohibits hedging against the Company stock by directors and all employees, including executive officers
TrueBlue, Inc. 2020 Proxy Statement P. 4

Proxy Statement Summary

Corporate Governance Materials

The following corporate governance materials are available and can be viewed and downloaded from the Governance Documents and Committee Composition subsection of the Corporate Citizenship section of the Company’s Investor Relations website at investor.trueblue.com.

•	The Company’s Amended and Restated Articles of Incorporation

•	The Company’s Amended and Restated Bylaws

•	The Company’s Corporate Governance Guidelines

•	The Audit Committee Charter

•	The Compensation Committee Charter

•	The Nominating and Governance Committee Charter

•	The Innovation and Technology Committee Charter

•	The Company’s Anti-Bribery and Corruption Policy

•	The Company’s Insider Trading Policy

•	The Code of Conduct and Business Ethics

Board Composition

Independence 75% Independent	Tenure Average Tenure: 6.3 Years

Age Average Age: 60 Years	Racial and Gender Diversity 75% Female or Racially Diverse

TrueBlue, Inc. 2020 Proxy Statement P. 5

Proxy Statement Summary

Director Skills and Experience

Our directors bring a wide range of experiences, skills, qualifications, and abilities to our Board. The most relevant of these skills and qualifications are summarized below:

SKILL		NUMBER OF DIRECTORS	TOTAL OF 8
	HUMAN RESOURCES, COMPENSATION, AND HUMAN CAPITAL INDUSTRY Experience is vital in helping TrueBlue better understand, sustain, and grow its core business operations		8
	AUDIT, ACCOUNTING, AND FINANCE Experience provides valuable insight to ensure transparency and accuracy for TrueBlue’s financial reporting and internal controls		8
	PUBLIC COMPANY BOARD AND INVESTOR RELATIONS Experience provides TrueBlue management with valuable advice in meeting its obligations as a publicly traded entity as well as its interactions with the investment community		8
	MERGERS AND ACQUISITIONS Experience is integral to allow TrueBlue to meet its growth strategies and global expansion goals through strategic acquisitions		7
	SALES AND MARKETING Experience provides key guidance to TrueBlue’s business expansion and organic growth goals		8
	GLOBAL Experience gives key insight and leadership to TrueBlue’s global expansion strategy		8
	RISK MANAGEMENT Experience is critical to provide advice to TrueBlue on the importance and execution of effective enterprise risk management		7
	TECHNOLOGY Experience in technology including digital solutions, innovation, and cyber security provides TrueBlue with key leadership as TrueBlue seeks to innovate and expand its technical footprint		8
TrueBlue, Inc. 2020 Proxy Statement P. 6

Proxy Statement Summary

Compensation Governance Highlights

Shareholder Approval	97% of shareholders approved our executive compensation program in 2019
Compensation Committee	Compensation Committee, comprised entirely of independent directors, oversees and regularly reviews named executive officer compensation
Compensation Consultant	Mercer (US), Inc. is the Compensation Committee’s independent, third party consultant
Risk	Compensation programs do not encourage excessive or unnecessary risk-taking

Compensation Best Practices

	What We Do		What We Do Not Do

✓	Pay for performance by delivering a significant portion of compensation through performance and equity-based compensation	✓	No excessive or guaranteed pay targets. All potential payouts are capped and tied to measurable targets
✓	Request annual shareholder advisory say-on-pay vote	✓	No re-pricing of options or equity grants
✓	Target executive compensation near the median of relevant peers	✓	No pension benefits
✓	Maintain meaningful stock ownership guidelines for all named executive officers	✓	No gross-up of excise taxes upon change-in-control
✓	Engage an independent compensation consultant	✓	No hedging or short sales of Company stock
✓	Retain double trigger change-in-control agreements	✓	No reward for excessive risk-taking
✓	Conduct an annual risk analysis of compensation programs	✓	No excessive executive perquisites
✓	Maintain a clawback policy	✓	No cash buyouts of underwater options
✓	Require minimum vesting period for equity grants
TrueBlue, Inc. 2020 Proxy Statement P. 7

TrueBlue, Inc. 2020 Proxy Statement P. 8

TrueBlue, Inc. 2020 Proxy Statement P. 9

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of TrueBlue, Inc. (“TrueBlue,” “Company,” “we,” “us,” or “our”) to be voted on at our 2020 Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 13, 2020, at the corporate headquarters of TrueBlue at 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof. This proxy statement contains the required information under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders as of the record date will vote on the items of business outlined in the Notice of Annual Meeting of Shareholders (“Meeting Notice”). In addition, management will report on our business and respond to questions from shareholders.

When is the record date?

The Board has established March 16, 2020, as the record date for the Meeting (“Record Date”).

Why did I receive a Notice of Internet Availability of Proxy Materials or why did I receive this proxy statement and a proxy card?

You received a Notice of Internet Availability of Proxy Materials (“Proxy Notice”) or this proxy statement and a proxy card because you owned shares of TrueBlue common stock (“Common Stock”) as of the Record Date and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a TrueBlue shareholder as of the Record Date. If, on the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Meeting or by proxy.

If, on the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, or other agent (“Agent”) and not in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available or being forwarded to you by your Agent. The Agent holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your

Agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid legal proxy issued in your name from your Agent.

How many shares of Common Stock are outstanding?

As of the Record Date, there were 36,127,685 shares of Common Stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

How do I vote?

If you are a shareholder of record (your shares are owned in your name and not in “street name”), you may vote:

•       online at www.proxyvote.com;

•       by using your mobile device to scan the Quick Response (“QR”) Code provided in the proxy statement summary;

•       by telephone toll-free (within the U.S. or Canada) at 1-800-690-6903;

•       by requesting, signing, and returning a proxy card; or

•       by attending the Meeting and voting in person.

If you wish to vote online or by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on Tuesday, May 12, 2020. After that time, online or telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person. Shareholders can vote in person during the Meeting. Shareholders of record will be on a list held by the inspector of election. “Street name” shareholders, also known as beneficial holders, must obtain a proxy from the institution that holds their shares and present it to the inspector of election with their ballot. Shareholders voting online will need to follow the instructions at www.proxyvote.com. Voting in person or online by a shareholder will revoke and replace any previous votes submitted by proxy.

In accordance with the SEC rules, we are providing all shareholders with their proxy materials online unless a shareholder has affirmatively elected to receive paper materials. You may elect to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Proxy Notice.

How are my voting instructions carried out and how does the Board recommend I vote?

When you vote via proxy, by properly executing and returning a proxy card, or by voting online or by telephone, you appoint the individuals named on the proxy card (the “Proxy”) as your

TrueBlue, Inc. 2020 Proxy Statement P. 10

General Information

representatives at the Meeting. The Proxy will vote your shares at the Meeting, or at any adjournment of the Meeting, as you have instructed them on the proxy card. We urge you to specify your choices by marking the appropriate boxes on the proxy card, or carefully following the instructions for voting online or by telephone.

The Board recommends that you vote:

1.     FOR the election of the director nominees named in this proxy statement (Proposal 1);

2.     FOR the advisory approval of our executive compensation (Proposal 2); and

3.     FOR the ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 27, 2020 (Proposal 3).

With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via Proxy in advance of the Meeting in case your plans change.

If any nominee for director is unable to serve, or for good cause will not serve, or if an item that is not described in the Meeting Notice properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, your Proxy will vote the shares as recommended by the Board pursuant to the discretionary authority granted in the proxy card. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each director nominee and for each other item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of Common Stock that are entitled to cast a vote are present in person, or by Proxy, at the Meeting. Proxy cards received but marked as abstentions and Broker Non-Votes (discussed below) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Your shares will be counted as present at the Meeting if you:

•       vote online or by telephone;

•       properly submit a proxy card by mail (even if you do not provide voting instructions); or

•       attend the Meeting and vote in person.

How many votes are required to approve an item of business?

As described in more detail under “Proposal 1. Election of Directors,” the Company has adopted majority voting procedures for the election of directors in uncontested elections. As this is an uncontested election, each of the nominees for directors will be elected by the vote of the majority of the votes cast. A “majority of votes cast” means that the number of votes cast “For” a nominee’s election exceeds the number of votes cast “Against” that nominee. There is no cumulative voting for the election of the Company’s directors. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the Meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

The proposal to approve, by advisory vote, our executive compensation will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the Meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

The proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the Meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

What if my shares are held by a brokerage firm?

If you are a beneficial owner whose shares are held on record by a broker, you should instruct the broker how to vote your shares. The rules of the New York Stock Exchange (“NYSE”) allow brokerage firms to vote their clients’ shares on routine matters if the clients do not provide voting instructions at least ten (10) days prior to the annual shareholder meeting. The ratification of the appointment of Deloitte as our independent registered public accounting firm is considered a routine matter under NYSE rules. However, all the other proposals in this proxy statement are not considered routine matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients’ shares on non-routine matters in the absence of affirmative voting instructions. Accordingly, it is particularly important that the beneficial owners instruct their brokers how they wish to vote their shares.

If your shares are represented at the Meeting but you do not provide voting instructions (a “Broker Non-Vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting but will not be counted in determining the number of shares voted for or against the non-routine matter.

TrueBlue, Inc. 2020 Proxy Statement P. 11

General Information

What if I change my mind after I submit my proxy?

You may revoke your proxy at any time before your shares are voted by:

•       submitting a later dated proxy prior to the Meeting (by mail, online, or telephone to be received before 11:59 p.m. Eastern Daylight Time, on May 12, 2020);

•       delivering a written request to return the executed proxy;

•       voting in person at the Meeting; or

•       providing written notice of revocation to the Secretary of the Company at 1015 A Street, Tacoma, Washington 98402.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed with the SEC within four (4) business days of the Meeting. If final voting results are not available within the four (4) business day time frame, we plan to file a Form 8-K disclosing preliminary voting results within the required four (4) business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can multiple shareholders sharing the same address request the receipt of only one set of proxy materials and other investor communications?

If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use, printing, and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at 1015 A Street, Tacoma,

Washington 98402 or by phone at (253) 680-8214. We will start sending you individual copies of proxy materials and other investor communications within thirty (30) days of your revocation. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our 2019 Form 10-K, this proxy statement, proxy card, or the Proxy Notice to a stockholder at a shared address to which a single copy of the documents was delivered.

Can I receive the proxy materials electronically?

Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a Proxy Notice and may access our proxy materials online. On or about April 2, 2020, we mailed to our shareholders a Proxy Notice directing shareholders to the website where they can access our 2020 proxy statement, 2019 Annual Report, and instructions on how to vote online or by phone. If you received the Proxy Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Proxy Notice to request that a paper copy be mailed to you.

We will arrange with brokerage firms, custodians, nominees, and fiduciaries to forward proxy materials to certain beneficial owners of Common Stock. We will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Who may solicit proxies?

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.

Who will count the votes?

Broadridge Investor Services will count the votes and will serve as the independent inspector of election.

TrueBlue, Inc. 2020 Proxy Statement P. 12

General Information

Proposals by Shareholders

How can a shareholder submit a proposal to be voted on at the 2021 annual meeting of shareholders?

If a shareholder wishes to submit a proposal for consideration at the 2021 annual meeting of shareholders (“2021 Meeting”), the shareholder must submit the proposal in writing to our principal executive offices located at 1015 A Street, Tacoma, Washington 98402, Attn: Corporate Secretary, no earlier than the close of business on the 120th day and no later than the 90th day prior to the first anniversary of the date of the Meeting (for the 2021 Meeting, proposals must be submitted between January 13, 2021, and February 12, 2021). In the event that the number of directors to be elected at a meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a proposal will be considered timely, only with respect to nominees for any new positions created by such increase, if delivered to the Corporate Secretary no later than the tenth day following the day on which the public announcement of the increase is first made. Any such proposal must comply with the requirements set forth in our Amended and Restated Bylaws (the “Bylaws”). Copies of the Bylaws are available to shareholders upon request to the Company’s Corporate Secretary.

If a shareholder wishes to have a proposal considered for inclusion in our 2021 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must comply with the requirements set forth in our Bylaws and in Rule 14a-8 and be received by the Company at our principal executive offices located at 1015 A Street, Tacoma, Washington 98402, Attn: Corporate Secretary, by no later than 120 calendar days before the first anniversary of the date on which the Company is releasing this proxy statement to shareholders in connection with the Meeting (for the 2021 Meeting, proposals must be submitted by December 3, 2020).

A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless it has been submitted in compliance with the requirements set forth in our Bylaws and is, under law, an appropriate subject for shareholder action.

Shareholder nominations of candidates for election to the Board are subject to the requirements described under “Nominations for Directors - Nominations by Shareholders” in the Corporate Governance section of this proxy statement.

Additional Information

Where can I find additional information about TrueBlue?

Our reports on Forms 10-K, 10-Q, 8-K, and other publicly available information should be consulted for other important information about TrueBlue. You can also find additional information about us on our website at www.TrueBlue.com. The mailing address of the principal executive office of the Company is 1015 A Street, Tacoma, Washington 98402. The telephone number for the Company is (253) 383-9101.

TrueBlue, Inc. 2020 Proxy Statement P. 13

PROPOSAL 1.

Election of Directors

The Nominees

The board of directors (the “Board”) has nominated the following persons for election as directors. The Board recommends a vote “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The biographies of each of the nominees below contain information regarding the nominees’ service on the Board, business experience, director positions held currently or at any time during the last five (5) years, and information regarding involvement in certain legal or administrative proceedings, if applicable. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes, or skills that led the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Board to determine that each nominee should serve as a director for the Company. The summaries do not include all of the experiences, qualifications, attributes, or skills of the nominees. General information regarding the nomination process is included in the Corporate Governance Section under “Nominations for Directors.”

A. Patrick Beharelle

A. Patrick Beharelle, 50, has served as a Director and the Company’s Chief Executive Officer since September 2018, after serving as President and Chief Operating Officer of the Company since May 2015. Mr. Beharelle served as Executive Vice President and Chief Operating Officer of the workforce management group, which included PeopleScout, Staff Management | SMX, Centerline, PlaneTechs, and the Australian-based RPO provider, PeopleScout Pty, from June 2014 to May 2015. Prior to its acquisition by TrueBlue in June 2014, Mr. Beharelle served as the Chief Executive Officer of Staffing Solutions Holdings, Inc. (“Seaton”). Mr. Beharelle has participated in advisory meetings at the White House focused on reducing long-term unemployment. Prior to joining Seaton, Mr. Beharelle held senior level positions at Spherion and Accenture. Mr. Beharelle currently serves as a Director for the non-profit Skills For Chicagoland’s Future and the Chicagoland Chamber of Commerce.

Mr. Beharelle has extensive experience in strategic planning, operations, finance, and accounting. Mr. Beharelle is the only management member of the Board, thus his participation on the Board fulfills a critical communication and leadership role.

Colleen B. Brown

Colleen B. Brown, 61, has served as a Director of the Company since June 2014. Ms. Brown serves as a Director of the privately held Port Blakely, the venture capital firm SpringRock Ventures, the publicly traded Spark Networks SE, and the publicly traded Big 5 Sporting Goods Corporation. She is the Founding Principal of Marca Global, an internet technology company and currently serves as a Director of a nonprofit, Delta Dental of Washington. Ms. Brown is a member of NACD, WCD, IWF, and C200. Previously, Ms. Brown served as Director, President, and Chief Executive Officer of Fisher Communications, a public multimedia company. Ms. Brown has served as Chairman of the board of directors of American Apparel, as a Director of Career Builder, and as a Director of Classified Ventures. Her community activities have included the Washington Roundtable, a nonprofit public policy organization representing major private sector employers throughout Washington State, and United Way of King County. Ms. Brown is a Henry Crown Fellow and a member of the Aspen Global Leadership Network at the Aspen Institute.

Ms. Brown brings extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company Chief Executive Officer, as well as a senior officer in two large media companies, is a valuable resource to the Company. As an NACD fellow, Ms. Brown is a champion of best practices in corporate governance.

Steven C. Cooper

Steven C. Cooper, 57, has served as a Director of the Company since 2006 and as Board Chair since January 2019. Mr. Cooper served as Board Executive Chair from September 2018 to December 2018, as the Company’s Chief Executive Officer from 2006 to 2018, as President between 2005 and 2015, and as Executive Vice President and Chief Financial Officer between 2001 and 2005. He currently serves as a Director and member of the audit committee of the Boise Cascade Company. Mr. Cooper previously served as a board member of the Washington Roundtable, a nonprofit public policy organization representing major private sector employers throughout Washington State, and as a member of the American Cancer Society CEOs Against Cancer. He also served as the Chair of the United Way of Pierce County’s fundraising committee between 2014 and 2015.

Mr. Cooper’s long and successful tenure as Chief Executive Officer and Chief Financial Officer for the Company during a period of tremendous growth, combined with his effective leadership and coaching skills, financial and accounting expertise, and unique ability to develop consensus, are among the contributions he makes to the Board and the primary reasons why he serves as our Board Chair.

TrueBlue, Inc. 2020 Proxy Statement P. 14

PROPOSAL 1.

Election of Directors

William C. Goings

William C. Goings, 62, has served as a Director of the Company since April 2016. Mr. Goings was Executive Vice President of TD Bank Group and President of TD Insurance from 2010 to 2012. Mr. Goings also held the positions of Senior Vice President and Chief Operating Officer at TD Insurance between 2009 and 2010. Prior to joining TD Bank Group, Mr. Goings was in a variety of operating roles with Genworth Financial from 2004 to 2009 and GE Capital from 1996 to 2004. Mr. Goings currently serves as a member of the Board of Trustees for Penn Mutual Insurance Company. Mr. Goings’s earlier career was spent working for global companies in corporate banking, strategic planning, and business development.

Mr. Goings brings to the Board extensive expertise having served as a senior officer of a large multi-national corporation as well as an executive level, operations focused, strategic planning, and problem-solving ability.

Kim Harris Jones

Kim Harris Jones, 60, has served as a Director of the Company since May 2016. Ms. Harris Jones most recently served as Senior Vice President and Corporate Controller of Mondelez International from 2012 until 2014. She previously served as the Senior Vice President and Corporate Controller at Kraft Foods, Inc. from 2009 until 2012. Prior to her time at Kraft, Ms. Harris Jones served in a number of positions at Chrysler LLC, most notably as Senior Vice President and Corporate Controller from 2008 to 2009. Ms. Harris Jones currently serves as a Director of United Rentals Inc., Fossil Group, Inc., and the Ethiopian North American Health Professionals Association. She also serves on the finance committee of the Consortium for Graduate Study in Management and is a member of the Executive Leadership Council.

Ms. Harris Jones has extensive management, financial, and business experience at large complex corporations undergoing significant corporate growth and change.

Jeffrey B. Sakaguchi

Jeffrey B. Sakaguchi, 58, has served as a Director of the Company since December 2010 and as Chair of the Governance Committee and Lead Independent Director since January 2017. Mr. Sakaguchi serves as a Director of Eccentex, Inc., a privately held early-stage software company, and as a Director of ThinkIQ, Inc., a privately held early-stage software company. Mr. Sakaguchi previously served as a director of Neah Power Systems, Inc. until 2017 and ACT Holdings, Inc. until April 2019, and as a member of the Board of Advisors of Habla.AI until October 2019. Mr. Sakaguchi was formerly President and Chief Operating Officer of Evolution Robotics Retail, Inc., a senior partner with Accenture, and a senior manager with McKinsey & Company. He is a member and former Chairman of the board of directors for the Los Angeles Region of the American Red Cross, a non-profit humanitarian organization, serving on the Governance, Philanthropy, and Biomedical committees. He is also the appointed Chairman of the National Philanthropic Board of the American Red Cross.

Mr. Sakaguchi’s experience in several leadership roles helps the Company improve performance and build market share. His background and expertise in emerging technology, start-ups, and strategy provides valuable guidance to the Company’s strategic, innovative, and technological efforts. His experience provides a valuable resource to the Company.

TrueBlue, Inc. 2020 Proxy Statement P. 15

PROPOSAL 1.

Election of Directors

Kristi A. Savacool

Kristi A. Savacool, 60, has served as a Director of the Company since July 2018. Previously, Ms. Savacool served as Chief Executive Officer of Aon Hewitt, the global human resources solutions business of Aon plc., from 2012 until her retirement in January 2018. She was responsible for setting Aon Hewitt’s strategy, financial performance, sponsoring relationships with its largest clients, including a large proportion of the Fortune 100 companies, and overseeing operations. She played a key role in the sale of Aon Hewitt’s RPO business to the Company in 2016. Prior to her time at Aon Hewitt, Ms. Savacool had a lengthy and distinguished career at The Boeing Company, where she held several senior executive management positions spanning technology, operations, and shared services, including experience in commercial and federal business sectors. Ms. Savacool has served on several boards and executive organizations over her career. She currently serves as a Director of Ascension and as a Director of Springbuck, Inc. Until recently, Ms. Savacool served as a Trustee for DePaul University, on the board of the Midtown Educational Foundation, Chicago, IL, and the Board of Court Appointed Special Advocates of Lake County, Illinois. She was also an executive member of the Center for Corporate Innovation Fortune 1000 health care CEO roundtable.

Ms. Savacool has extensive financial, management, and business experience in the human resource and outsourcing industry. Her invaluable experience as a public company business unit Chief Executive Officer in the human resource and outsourcing industry provides valuable guidance to the Company.

Bonnie W. Soodik

Bonnie W. Soodik, 69, has served as a Director of the Company since March 2010. Ms. Soodik’s career spanned 30 years with The Boeing Company, where she had most recently served as Senior Vice President, Office of Internal Governance, and as a member of the Boeing Executive Council. Ms. Soodik also served in various vice president roles within Boeing and McDonnell Douglas Corporation, where she began her career in 1977.

Ms. Soodik has experience from a broad number of functions at Boeing, from operations to human resources, and has overseen governance, compliance, and regulatory affairs. Her experience with such a large organization provides a valuable resource to the Company.

Majority Voting

The Company’s directors are elected each year at the annual meeting of shareholders to serve until the next annual meeting when their successors are elected and qualified, or until they resign, are removed, or are otherwise disqualified to serve. The Company’s Board currently consists of eight (8) directors.

A nominee for director in an uncontested election who does not receive a majority vote but who was a director at the time of the election shall not be elected, but shall continue to serve as a holdover director until the earliest of: (i) ninety (90) days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.280 of the Washington Business Corporation Act; (ii) the date on which the Board appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board; or (iii) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under these circumstances may be filled by the Board as provided in Article II, Section 2.11 of the Company’s bylaws. The Governance Committee will promptly consider whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the Board to fill the position. The Board will act on the Governance Committee’s recommendation and, within ninety (90) days after the certification of the shareholder vote, will publicly disclose its decision. Except as provided in the next sentence, a director who fails to receive a majority vote for election will not participate in the Governance Committee’s recommendation or the Board’s decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors: (i) will nominate a slate of nominee directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (ii) may in the interim fill one or more director positions with the same director(s) who will continue in office until their successors are elected.

THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

TrueBlue, Inc. 2020 Proxy Statement P. 16

Corporate Governance

Leadership Structure

The board of directors (the “Board”) has divided its leadership among three directors:

•	A. Patrick Beharelle serves as Chief Executive Officer (the “CEO”);

•	Steven C. Cooper serves as Chair of the Board (the “Board Chair”); and

•	Jeffrey B. Sakaguchi serves as lead independent director and Chair of the Corporate Governance and Nominating Committee (the “Governance Committee”).

The Board has appointed different individuals to fulfill the roles of the Board Chair and the CEO for over ten (10) years. The Board believes that it is in the best interest of the shareholders and an efficient allocation of the time and responsibilities for Company leadership to separate these roles. The key duties and responsibilities of the Board Chair, lead independent director, and Chair of the Governance Committee are set forth in the tables below.

Position	Key Duties and Responsibilities
Board Chair

•       Plans the Board meeting calendar.

•       Proposes the agenda for meetings of the Board and Shareholders, with input from the CEO and other directors.

•       Presides at meetings of the Board and the shareholders except:

•       for executive sessions of independent directors where the Board has determined that the Board Chair is not independent; and

•       where the Board Chair has a conflict or elects to delegate such responsibility to another director.

•       Maintains effective communications between the Board and the CEO.

•       Participates on an ex officio and non-voting basis in all committees of the Board, subject to each committee’s right to exclude such participation during executive sessions and for other good governance purposes.

Lead Independent Director

•       Presides at meetings of the Board and the shareholders in the absence of the Board Chair.

•       Maintains effective communications and otherwise serves as a liaison between the independent directors, the Board Chair, and the CEO.

•       Reviews and approves agendas for, and the scheduling of, Board and shareholder meetings, including ensuring that independent directors have proper input into Board meetings.

Chair of Governance Committee

•       Presides at meetings of the Board and the shareholders in the absence of the Board Chair and the lead independent director.

•       Leads the Governance Committee in discharging such responsibilities as may be established in its charter including without limitation:

•       the annual evaluation processes for the CEO, the Board, and Board committees;

•       the identification, review, and proposal of nominees (including the nomination of existing directors) to the Board;

•       changes in the composition of the Board’s committees; and

•       the CEO succession planning process.

•       Identifies, communicates, and reviews existing and new governance requirements, proposals, and trends.

•       Undertakes such other matters as may be delegated to the Chair of the Governance Committee by the Board Chair or lead independent director.

TrueBlue, Inc. 2020 Proxy Statement P. 17

Corporate Governance

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with criteria set forth in the Company’s Corporate Governance Guidelines (the “Guidelines”), which include all elements of independence set forth in the New York Stock Exchange (“NYSE”) listing standards and related Securities and Exchange Commission (“SEC”) Rules and Regulations. At a regularly scheduled portion of each Board meeting or as part of the Governance Committee meetings, the independent directors meet in executive session without management or any non-independent directors present. Independent directors have no material relationship with the Company, except as directors and shareholders of the Company.

Based on these standards, at its meeting held on March 12, 2020, the Governance Committee made the following independence determinations for each of our directors.

	Tenure	Independent
Colleen Brown	6 years	Yes
William Goings	4 years	Yes
Kim Harris Jones	4 years	Yes
Jeffrey Sakaguchi	9 years	Yes
Kristi Savacool	2 years	Yes
Bonnie Soodik	10 years	Yes
Patrick Beharelle	2 years	No(1)
Steven Cooper	14 years	No(1)

(1) Based on the NYSE rules, the Board determined that A. Patrick Beharelle is not independent because he is the CEO of the Company. Mr. Cooper is not independent under the NYSE rules because he served as an employee of the Company until December 30, 2018.

Risk Assessment

Enterprise risk management is an integral part of our business processes and the Company has an enterprise risk management (“ERM”) program to integrate risk responsibilities within the current management structure. Specific risks are assigned to the Board’s committees and business area experts. The most significant risks are regularly discussed with the Board as part of its active oversight of risks that could affect the Company. Risks are delegated among the committees based on the expertise of each committee. Each committee and the Board discuss specific risks with management throughout the year, as appropriate. The Board believes the administration of this risk oversight function does not negatively affect the Board’s leadership structure.

The Board exercises an oversight role with respect to the most significant risks facing our Company and maintains responsibility for certain risks, while designating the Audit Committee with the primary responsibility for overseeing the Company ERM process. Management provides the Board with periodic reports on the Company’s risk and ERM program findings. The Audit Committee has responsibility to periodically review the Company’s guidelines, policies, and procedures to assess and manage risk exposure.

The individual committees also consider risk within their areas of responsibility as highlighted below. The committee chairs provide reports of their activities to the Board at each regular Board meeting including apprising the Board of any significant risks within their areas of responsibility and management’s response to those risks.

TrueBlue, Inc. 2020 Proxy Statement P. 18

Corporate Governance

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all Board, committee, and shareholders’ meetings. The Board met seven (7) times during 2019. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 29, 2019. All directors attended the 2019 Annual Meeting of Shareholders on May 15, 2019.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Innovation and Technology Committee (“I&T Committee”). All the committees are comprised solely of non-employee, independent directors, except for the I&T Committee which includes Mr. Cooper as a member. Charters for each committee are available on the Company’s website at investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter of each committee is also available in print to any shareholder upon request. The table on the next page shows membership for each of the standing Board committees as of December 29, 2019, the number of times each committee met in 2019, and outlines each committee’s key responsibilities and functions.

Audit Committee

The Audit Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are “financially literate” pursuant to the NYSE rules. The Board has affirmatively determined that Mss. Harris Jones and Savacool and Mr. Sakaguchi are “audit committee financial experts,” as such term is defined in Item 407 of Regulation S-K. The Board has adopted a charter for the Audit Committee, which is available at investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

Compensation Committee

The Compensation Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request. Additional information regarding the Compensation Committee and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

Corporate Governance and Nominating Committee

The Governance Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Governance Committee, which is available on the Company’s website at investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

Innovation and Technology Committee

The I&T Committee’s primary functions are to oversee the Company’s information risks, technology strategy, and programs and to consider emerging innovation and business trends and their alignment with the Company’s business strategies and objectives. The Board has adopted a charter for the I&T Committee, which is available on the Company’s website at investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

TrueBlue, Inc. 2020 Proxy Statement P. 19

Corporate Governance

Committees, Members, and Number of Meetings in 2019	Key Areas of Responsibility and Risk Oversight during 2019
Full Board 7 Meetings

Retains responsibility for oversight of major Company initiatives and risks such as:

•       Strategy;

•       Competition;

•       Mergers & Acquisitions;

•       Major Litigation;

•       Leadership and oversight of ethical standards;

•       Government Relations; and

•       Enterprise Risk Management.

Corporate Governance and Nominating Committee Sakaguchi (Chair) Brown Goings Harris Jones Robb Savacool Soodik 4 Meetings

•       Oversees corporate governance matters.

•       Establish criteria for Board membership, including diversity, experience, skill set, and the ability to act effectively on behalf of shareholders.

•       Identifies and reviews the candidates for the Board.

•       Provides a forum for Board independent directors to meet separately from management.

•       Reviews and recommends to the Board any changes to the Guidelines.

•       Oversees the Board’s evaluation process.

•       Conducts the CEO evaluation and succession planning process.

•       Reviews and determines compensation paid to non-employee directors.

•       Reviews any conflicts of interest and related party transactions and relationships involving directors and executive officers.

•       Monitors trends and best practices in corporate governance.

•       Leads Company’s response on environment, social, and governance issues.

Audit Committee Robb (Chair)(1) Harris Jones(2) Sakaguchi Savacool 8 Meetings

•       Reviews and discusses the Company’s earnings reports and financial statements with management and the independent auditors prior to the release of this information to the public.

•       Monitors risk relating to the Company’s financial statements, systems, reporting process, and compliance.

•       Consults with the Company’s independent external auditors and management to ensure the adequacy of internal controls that could significantly affect the Company’s financial statements.

•       Reviews compliance policies to ensure alignment with legal and regulatory requirements.

•       Oversees the Company’s Ethics and Compliance Program, including monitoring compliance with the Company’s Code of Conduct and Business Ethics.

•       Oversees management’s process for identifying risks and setting mitigation strategies.

•       Reviews and discusses with management the guidelines, policies, and procedures that govern the process by which the Company assesses and manages its exposure to risk.

•       Monitors the process and management of the Company-wide ERM program.

•       Evaluates and approves or disapproves in advance all audit and non-audit services proposed to be provided by the independent auditors.

TrueBlue, Inc. 2020 Proxy Statement P. 20

Corporate Governance

Committees, Members, and Number of Meetings in 2019	Key Areas of Responsibility and Risk Oversight during 2019
Compensation Committee Soodik (Chair) Brown Goings 4 Meetings

•       Approves compensation, including incentive plan awards, for the CEO and executives.

•       Administers incentive compensation plans.

•       Monitors compliance with stock ownership guidelines.

•       Determines compensation levels for senior leaders.

•       Prepares required disclosures regarding compensation practices.

•       Manages executive compensation risk.

•       Oversees the Company’s human capital management program.

•       Reviews compensation and benefits policies and practices of the Company.

•       Establishes incentive plan performance metrics and goals.

•       Receives and monitors reports regarding the Company’s human capital management risks.

Innovation and Technology Committee Brown (Chair) Cooper Goings Harris Jones Robb(1) Sakaguchi Savacool Soodik 4 Meetings

•       Oversees and advises management on significant Company digital policies and trends.

•       Leads Company technology initiatives and development of intellectual property.

•       Monitors reports on the Company’s cyber security risks and related incidents.

•       Examines reports on the protection and privacy of client, employee, candidate, and worker data.

•       Oversees major business model innovation and technology programs, investments, and architecture decisions.

•       Monitors emerging technology trends and industry trends, and their potential impact on the Company’s strategy.

•       Advises on leadership and talent development in the Company’s innovation and technology teams.

•       Oversees disaster recovery plans for the Company’s ongoing business activities.

•       Provides guidance on the risks and benefits associated with business model innovation and technology strategies, including financial, acquisition and execution risks.

(1)	Mr. Robb resigned from the Board effective March 12, 2020.
(2)	Ms. Harris Jones assumed the position of the Audit Committee Chair effective March 12, 2020.
TrueBlue, Inc. 2020 Proxy Statement P. 21

Corporate Governance

Corporate Environmental, Social, and Governance Responsibility

We see environmental, social, and governance (“ESG”) matters as an essential component of sustainable company performance and integral to the successful implementation of our long-term business strategy. ESG considerations inform how we manage our Company, including our risk management framework and our governance mechanisms for Board oversight and how we deliver sustainable growth that positively impacts our employees, clients, shareholders, and the communities in which we operate.

As the Company seeks to meet evolving stakeholder needs, our Board views ESG issues as increasingly essential to the Board’s oversight of our business strategy. The Governance Committee is responsible for overseeing our ESG efforts and receives regular updates from management on our sustainability strategy and activities. Our Corporate Citizenship Council, chaired by the chief legal officer, leads and manages our response to ESG issues for the Company, and engages stakeholders on our ESG initiatives. Other senior leaders provide input through corporate organizations such as the Diversity and Inclusion Council. Our global Corporate Citizenship Council implements day-to-day programs with support from senior managers and relevant corporate functions.

Key ESG Factors

Our approach to ESG strategy and corporate sustainability begins with understanding and acting on the ESG issues that most impact our business performance and strategy. Since 2018, we have conducted assessments of significant ESG risks, based on input from across the Company and alignment with leading external reporting frameworks. In assessing key material topics for our business and industry, we referenced the Sustainability Accounting Standards’ Board and added components most important to management and the Governance Committee. Management and the Governance Committee are also evaluating the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (“TCFD”) for use as our framework for evaluating and addressing the most significant environmental aspects of our ESG program. Our Corporate Citizenship Council also works with stakeholders across the Company, including Human Resources, Legal, Compliance, and Audit to identify key priorities based on likelihood and impact at the Company.

After considering the various ESG related risks the Company found the following risks to be material or significant enough to warrant specific attention by our Corporate Citizenship Council and ESG reporting efforts:

•       Board Governance;

•       Diversity and Inclusion;

•       Professional Ethics;

•       Human Capital Management; and

•       Cyber Security.

Board Governance

Board and corporate governance have been a focus of the Company for over a decade, exemplified by the Company’s early adoption of a practice separating the CEO and Board Chair roles. The Governance Committee also receives frequent updates on evolving corporate governance best practices and implements those practices most impactful or useful to the Company.

Diversity and Inclusion

The Board has emphasized diversity and inclusion (“D&I”) as a key aspect of corporate sustainability for many years and ensures it leads the Company by example. The Board received the NXT Award for D&I from the National Association of Corporate Directors (“NACD”) in September 2018 for its efforts and success in becoming a diverse and inclusive board. The Board continues to foster and promote a diverse, talented, and well-trained workforce and a performance-driven workplace culture and continues to be recognized by the NACD through Board members’ involvement in the NACD’s efforts to grow and improve D&I. Other awards received by our Board include being recognized as a “Corporate Champion for Women” by the Women’s Forum of New York in November 2017 and receiving the Seattle Business Magazine’s “Excellence in Governance” award in February 2018, in part due to our Board’s diversity. Management has also emphasized D&I throughout the Company and has appointed a vice president to lead our D&I functions and to provide leadership and vision to our employee-driven D&I program. We have established resource groups to support diverse employees across the organization.

Professional Ethics

Professional ethics are monitored at the Board level by the Audit Committee. The chief ethics and compliance officer oversees risks related to professional integrity and ethics, ensuring regular training for Company employees on our Code of Conduct and Business Ethics (“Code of Conduct”), anti-bribery and corruption efforts, and provides regular reports to the Audit Committee of these efforts and any breaches of ethical conduct by Company employees.

Human Capital Management

Ensuring a diverse and inclusive performance-driven culture is one of the key components of our corporate strategy and a corporate priority led by the Board. We invest in emerging talent through our D&I program, recruitment strategies, talent management, and development programs for critical roles. Recent highlights of human capital initiatives that strengthen our commitment to people and talent development include adding human capital management to the chartered responsibilities of the Compensation Committee and developing and providing a number of human capital management metrics to the Compensation Committee on a regular basis.

TrueBlue, Inc. 2020 Proxy Statement P. 22

Corporate Governance

Cyber Security

The Board takes its oversight of cyber security seriously and in 2015 delegated a separate Board-level committee to oversee the risks related to cyber security and the Company’s digital strategy and initiatives. This focus has led to additional emphasis on digital security matters at the Company, including regularly updating the I&T Committee about security risks, threats, and efforts focused on mitigating those risks.

Corporate Environmental Stewardship & Management

We are committed to promoting environmental sustainability both internally, by minimizing our corporate environmental footprint, and externally for our workers by developing digital tools that modernize how people are connected with work and reducing the need for daily transportation to our branches or to face-to-face interviews.

We strive to reduce our corporate environmental footprint by seeking opportunities for increased efficiency and resource conservation. Recent examples of our commitment to workplace sustainability and environmental stewardship include: replacing hot-water tanks in our branch offices with tankless, on-demand hot water systems, using only low Volatile Organic Compound (“VOC”) paint throughout the Company, and increasing the use of conference call technology to replace traveling to in-person meetings. Throughout 2020 we will continue to refer to the TCFD framework to develop measurable environmental goals for the Company.

Corporate Citizenship Report

A more detailed disclosure of more of our ESG efforts as a Company can be found in our Corporate Citizenship report on our website at www.trueblue.com/about/corporate-citizenship/ reports. This report is updated from time to time and contains a description of our ESG efforts more broadly, as well as disclosure of some of the metrics we use to measure and improve our performance in these important areas for the Company. The ESG report on our website does not form a part of this proxy statement.

Corporate Governance Guidelines

The Corporate Governance Guidelines (the “Guidelines”) are available at investor.trueblue.com/corporate-governance/ governance-documents-and-committee-composition/default. aspx. Shareholders may request a free printed copy by contacting TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and that the interests of the Board and management align with the interests of the shareholders.

On an annual basis, each director and executive officer is obligated to complete a director or officer questionnaire which,

among other things, requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Shareholder Engagement

We value our shareholder’s feedback and are committed to engaging in constructive and meaningful dialogue with shareholders regarding our strategic focus, operating results, capital allocation priorities, governance practices, executive compensation program, and other areas of shareholder focus throughout the year. As part of our ongoing outreach, members of senior management and investor relations routinely engage with investors in many different ways, including:

•       Hosting quarterly earnings calls with a live webcast, presentation materials, and a Q&A session.

•       Participating in industry conferences, non-deal roadshows, and one-on-one meetings. Over the last three years, the investor relations team spent 10 days on the road visiting investors in six different cities and attended nine different industry conferences.

•       Conducting an annual outreach program to solicit investor feedback and seek insight into our investor’s priorities.

These activities allow our senior management and investor relations teams to share and discuss our business strategy and achievements with investors, solicit investor feedback on our performance, and seek insight into our investor’s priorities.

Any shareholder or interested party who wishes to communicate with our Board or any specific directors, including non-employee directors, may write to Board of Directors, TrueBlue, Inc. c/o Corporate Secretary, 1015 A Street, Tacoma, Washington 98402. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must indicate whether or not the author is a shareholder and clearly state whether the intended recipients are all members of the Board or specific individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director(s). If the Company develops any other procedures, they will be posted on the Company’s website at www.trueblue. com. Procedures addressing the reporting of other concerns by shareholders, employees, or other third parties are set forth in our Code of Conduct.

Board and Committee Self-Evaluations

The Board annually assesses the performance and effectiveness of the Board, the Audit, Compensation, and I&T Committees, the Board Chair, these committee chairs, and each director through an annual self-evaluation, discusses the results of each annual self-evaluation and, as appropriate, implements

TrueBlue, Inc. 2020 Proxy Statement P. 23

Corporate Governance

enhancements and other modifications identified during the self-evaluation process.

Self-Evaluation Questionnaires

The Board and the committees noted in the prior paragraph conduct annual self-evaluations by written questionnaire to provide feedback on performance and effectiveness of the Board and committees, as well as an individual self-assessment.

On-Going Feedback

Directors provide ongoing, real-time feedback to management, committees and Board Chairs outside the formal annual self-assessment process.

Review and Discussion

Independent legal counsel aggregates and summarizes director questionnaire responses to promote candor and ensure feedback is not attributed to individual directors, reviews year-over-year results to identify trends, and provides guidance on material issues. The Governance Committee reviews the evaluation results for the Board and each committee and presents the results and findings to the full Board and each committee for further consideration and discussion.

Review of the Evaluation Process

The Governance Committee annually reviews the self-evaluation process to ensure that actionable and constructive feedback is solicited on the operations and performance of individual committees and the Board as a whole.

Feedback Incorporated

As an outcome of these discussions, the Board and its committees identify key substantive and procedural areas for increased Board effectiveness. Changes to the Board’s policies and practices are also considered and implemented based on self-evaluation results and ongoing feedback. Some of the actions taken recently in response to suggestions for improvement include:

•       Increasing the frequency of Board refreshment, reducing the average Board tenure from 10 years to six years;

•       Including discussions with management on Company strategy at each Board meeting;

•       Increasing Board meeting time specifically devoted to questions and answers between management and directors, rather than time allocated solely to management presentations.

Code of Conduct and Business Ethics

Our Code of Conduct and Business Ethics (“Code of Conduct”) is applicable to all directors, officers, and employees of the Company. Our Code of Conduct is available at www.trueblue. com/code-of-ethics. Shareholders may also request a free printed copy from TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402.

The Company intends to disclose any amendments to the Code of Conduct (other than technical, administrative, or non-substantive amendments) and any waivers of a provision of the Code of Conduct for directors or executive officers on the Company’s website at www.trueblue.com. Information on the Company’s website, however, does not form a part of this proxy statement.

Related Person Transactions

The Board has adopted a Director and Officer Related Person Policy, which sets forth the policies and procedures for the review and approval or ratification of “Related Person Transaction(s).” A Related Person Transaction is defined to include transactions, arrangements, or relationships in which the Company is a participant, the amount involved exceeds $120,000, and a Related Person has or will have a direct or indirect material interest. “Related Person” is defined to include directors, executive officers, director nominees, beneficial owners of more than 5% of the Common Stock, and members of their immediate families sharing the same household. A Related Person Transaction must be reported to the Company’s chief legal officer and reviewed and approved by the Governance Committee. Under certain circumstances, a transaction may be approved by the Chair of the Governance Committee subject to ratification by the full Governance Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Governance Committee, as appropriate, shall review and consider:

•       the Related Person’s interest in the Related Person Transaction;

•       the approximate dollar value of the Related Person Transaction;

•       the approximate dollar value of the Related Person’s interest in the Related Person Transaction without regard to the amount of any profit or loss;

•       whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;

•       whether the Related Person Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•       the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and

•       any other information regarding the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.

TrueBlue, Inc. 2020 Proxy Statement P. 24

Corporate Governance

After reviewing all facts and circumstances, the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

There were no Related Person Transactions in 2019.

Nominations for Directors

Qualifications of Nominees

The Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, and experience in industry, finance, administration, and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender, and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law. Service on other boards of directors and other commitments by directors will be considered by the Governance Committee and the Board when reviewing director candidates and in connection with the Board’s annual self-assessment process for current members of the Board.

Change in Director’s Principal Business Association

Each time a director’s principal occupation or business association changes substantially, the director is required to tender a proposed resignation from the Board to the Chair of the Governance Committee (or, in the case of the Chair of the Governance Committee’s occupation or association changing, to the Board Chair and the lead independent director, if one has been elected). The Governance Committee shall review the director’s continuation on the Board and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

Nominee Identification and Evaluation

The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers potential candidates for director which may come to the Governance Committee’s attention through current

Board members, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

Under the Guidelines, the Governance Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board nominees in the context of the current Board composition. This assessment will include experience in industry, finance, administration, operations, marketing, and technology, as well as diversity.

Although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director nominees, to help ensure that the Board remains aware of and responsive to the needs and interests of our shareholders, employees, customers, and other stakeholders, the Board believes it is important to identify qualified director candidates that would increase the diversity of experience, profession, expertise, skill, background, gender, racial, ethnic, cultural, and of other diversity characteristics (“Diversity Characteristics”) of the Board. Accordingly, the Governance Committee has made an effort when nominating new directors to ensure that the composition of the Board reflects broad Diversity Characteristics.

In recent years, the Governance Committee has directed its third-party search firm to present a slate of possible candidates which includes qualified potential nominees with broad Diversity Characteristics in considering nominees for the Board. The Governance Committee considers the entirety of each candidate’s credentials, in addition to diversity, as they fit with the current composition and skills and experience of the Board. The Company considers the Board to be a valuable strategic asset of the Company. To maintain the integrity of this asset, the membership of the Board has been carefully crafted to ensure that its expertise covers broad Diversity Characteristics, and these Diversity Characteristics will continue to be considered when nominating individuals to serve on the Board.

The Governance Committee will consider candidates recommended by shareholders. The Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized in this section to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Governance Committee. Other than the verification of compliance with procedures, shareholder

TrueBlue, Inc. 2020 Proxy Statement P. 25

Corporate Governance

status, and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. One or more members of the Governance Committee, and others as appropriate, will interview the prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

Nominations by Shareholders

The Governance Committee will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Governance Committee. In accordance with the Company’s bylaws, shareholders wishing to nominate a candidate must deliver the name and address of the shareholder as they appear on the Company’s books (or if the shareholder holds shares for the benefit of another person, the name and address of such beneficial owner) in a letter addressed to the Chair of the Governance Committee in care of the Company’s Secretary and mailed to the Company’s principal executive offices at 1015 A Street, Tacoma, WA 98402, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2020 Annual Meeting of the Shareholders (nominations for the 2021 Annual Meeting of Shareholders must be submitted between January 13, 2021, and February 12, 2021). In addition, the submitting shareholder must provide the following information about said shareholder:

•       the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record;

•       any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived, in whole or in part, from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) that is, directly or indirectly, owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

•       any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote or has been granted a right to vote any shares of any security of the Company;

•       any short interest in any security of the Company;

•       any rights to dividends on the shares of the Company owned beneficially by the shareholder that are separated or separable from the underlying shares of the Company;

•       any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company, or similar entity in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

•       any performance-related fee (other than an asset-based fee) that the shareholder is entitled to which is based on any increase or decrease in the value of shares of the Company or any Derivative Instruments; and

•       the information called for above for any members of the shareholder’s immediate family sharing the same household.

For each person who the shareholder proposes to nominate for election or re-election to the Board, the shareholder must also provide:

•       all information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•       a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years; and

•       any other material relationships, between or among the shareholder and its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant.

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Corporate Governance

•       To be eligible as a nominee for election or re-election as a director of the Company, pursuant to a nomination by a shareholder, a person must deliver (in accordance with the time periods prescribed) to the Secretary at the principal executive office of the Company a written questionnaire (provided by the Secretary upon written request) with respect to the background and qualification of such person, the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

•       in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Company, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership, and trading policies and guidelines of the Company, and

•       is not and will not become a party to:

•       any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company;

•       any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; or

•       any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein.

Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director questionnaire and provide any follow-up information requested. In addition, the nominee must meet all other requirements contained in the Company’s bylaws.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Based solely on the Company’s review of forms received by it, or representations from certain reporting persons, the Company believes that during 2019 all applicable Section 16(a) filing requirements were met and that all such filings were timely.

TrueBlue, Inc. 2020 Proxy Statement P. 27

Compensation of Directors

Annual Retainers and Committee Fees

In 2019, non-employee directors received (a) an annual cash board retainer, (b) an annual cash committee retainer, and, if applicable (c) an annual cash committee chair supplement. The schedule of payments are as set forth below:

Annual Board Retainer	Amount
Board Chair	$ 97,000
Lead Independent Director	$ 84,500
Other Directors	$ 72,000
Annual Committee Retainer	Amount
Audit Committee	$ 10,000
Compensation Committee	$ 8,000
Governance Committee	$ 5,000
Innovation and Technology Committee	$ 5,000
Board Chair Committee Supplement	$ 15,000
Committee Chair Supplement	Amount
Audit Committee, Chair	$ 15,000
Governance Committee, Chair	$ 15,000
Compensation Committee, Chair	$ 10,000
Innovation and Technology, Chair	$ 10,000

Equity Grants

Each non-employee director receives an annual grant of restricted shares that are typically granted on the second day after the release of our annual earnings. In 2019 these shares were immediately vested, but in 2020 the shares will vest on the first day of the Company’s fourth quarter in the year in which they are granted. Non-employee directors appointed during the year are entitled to receive a pro rata grant, on their first day of service to the Board, as follows: 100% if appointed on or prior to the first quarterly meeting, 75% if appointed on or prior to the second quarterly meeting, 50% if appointed on or prior to the third quarterly meeting, and 25% if appointed on or prior to the last quarterly meeting of the year.

In 2019, the Board Chair and lead independent director each received $145,000 as their target equity annual grant value. All other non-employee directors received $110,000 as their target equity annual grant value. The Audit Committee Chair received an additional $10,000 grant while all other committee chairs received an additional $7,500 grant. The Company determined the number of shares of each such annual grant of Common Stock based on the average closing price of Common Stock during the sixty (60) trading days prior to and including the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results, which was $23.66 per share. The aggregate equity award values received by each non-employee director in 2019 are set forth in the table below.

Name	Equity Award Value
Colleen B. Brown	$117,500
Steven C. Cooper	$145,000
William C. Goings	$110,000
Kim Harris Jones	$110,000
Stephen M. Robb	$120,000
Jeffrey B. Sakaguchi	$152,500
Kristi A. Savacool	$110,000
Bonnie W. Soodik	$117,500

Equity Retainer and Deferred Compensation Plan for Non-Employee Directors

Each non-employee director is able to participate in the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors (“Director Equity Plan”). Under this plan, a director may elect to modify the manner in which he or she receives the annual retainer from the Company. Directors are given the option to make an irrevocable election to convert up to 100% of his or her cash retainer to an equity retainer, and then further elect to receive up to 50% of the equity retainer in the form of stock options, rather than Common Stock. In addition, a director may make an irrevocable election to defer all or part of his or her annual restricted share grant to a time after he or she leaves the Board.

TrueBlue, Inc. 2020 Proxy Statement P. 28

Compensation of Directors

Non-Employee Director Compensation

The following table discloses the cash, equity awards, and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

Name	Fees Earned and Paid in Cash	Stock Award Grant Date Fair Value(1)	Total
Colleen B. Brown	$100,000	$115,559	$215,559
Steven C. Cooper	$117,000	$142,599	$259,599
William C. Goings(2)	$ 90,500	$108,182	$198,682
Kim Harris Jones(3)	$ 92,000	$108,182	$200,182
Stephen M. Robb(4)(5)	$ 2,500	$218,342	$220,842
Jeffrey B. Sakaguchi	$119,000	$149,975	$268,975
Kristi A. Savacool(6)	$ 92,000	$108,182	$200,182
Bonnie W. Soodik	$100,000	$115,559	$215,559

(1) This column represents the grant date fair value of shares awarded to each of the non-employee directors in 2019 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Accounting for Stock Compensation (Topic 718). The amounts are calculated using the closing price of our stock on the grant date, which was $23.27 for all directors. For additional information, refer to Note 11 to the Consolidated Financial Statements found in Item 8 of Part II of our 2019 Form 10-K (listed under Stock-Based Compensation).

(2) Under the Director Equity Plan, Mr. Goings elected to defer 100% of his equity retainer in the form of 4,649 shares of Common Stock. Mr. Goings elected to receive these shares ninety (90) days after his separation from the Board. As of December 29, 2019, Mr. Goings continues to hold 5,172 options.

(3) Under the Director Equity Plan, Ms. Harris Jones elected to defer 100% of her equity retainer in the form of 4,649 shares of Common Stock. Ms. Harris Jones elected to receive these shares ninety (90) days after her separation from the Board.

(4) Prior to the start of the calendar year, Mr. Robb, under the Director Equity Plan, elected to convert 100% of his cash retainer to equity and to defer 100% of his equity retainer and converted cash retainer in the form of 9,383 shares of Common Stock. Mr. Robb elected to receive these shares in full ninety (90) days after the first anniversary of his separation from the Board. Mr. Robb received a prorated amount of $2,500 as cash retainer in the third and fourth quarter as a result of joining the I&T Committee mid-year which was not converted to equity for 2019.

(5) Mr. Robb resigned from the Board effective March 12, 2020.

(6) Under the Director Equity Plan, Ms. Savacool elected to defer 100% of her equity retainer in the form of 4,649 shares of Common Stock. Ms. Savacool elected to receive these shares ninety (90) days after her separation from the Board.

Non-Employee Director Stock Ownership Guidelines

Each director is expected to hold shares of Common Stock having a value of not less than four (4) times the director’s base annual cash retainer. Both directly held and deferred shares are included in this calculation. New directors are allowed four (4) years in which to reach the ownership guidelines. For the purpose of determining compliance, the Company determines the number of shares required on an annual basis with the value of the shares to be determined on a trailing 12-month average daily stock price. As of the end of 2019 fiscal year, all directors either met these guidelines or were within the first four (4) years and on track to meet these guidelines.

TrueBlue, Inc. 2020 Proxy Statement P. 29

Compensation Committee Report

Compensation Committee Membership and Processes

Compensation for our executives is determined by the Compensation Committee. As discussed under the Corporate Governance section, each member of the Compensation Committee satisfies all of the independence requirements of the New York Stock Exchange (“NYSE”). Each member also meets applicable requirements under the regulations issued by the Securities and Exchange Commission (“SEC”) for “non-employee directors” and the Internal Revenue Service for “outside directors.”

The Compensation Committee’s purpose, as stated in its charter, is “setting the compensation of the Chief Executive Officer (“CEO”) and other executive officers of the Company, developing and reviewing corporate goals and objectives relevant to the compensation of the CEO and executive officers, evaluating the executives’ performance in light of those goals and objectives, and approving the executives’ compensation levels accordingly.”

The Compensation Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2019, the Compensation Committee met four (4) times. The agenda for each meeting is set by the Chair of the Compensation Committee. The Compensation Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our CEO and other Named Executive Officers (“NEOs”) also attend portions of the Compensation Committee meetings in order to provide information and help explain data relating to matters under consideration by the Compensation Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions that occur in connection with each meeting. Outside counsel also regularly attends Compensation Committee meetings. In 2019, the Compensation Committee amended its charter to clearly articulate the Committee’s oversight and review responsibilities expanded to include the Company’s Human Capital Management (“HCM”) efforts and began receiving regular updates and metrics on HCM issues from the Company’s chief human resources officer.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors. During 2019, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Company’s Board.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board agreed, that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 29, 2019.

Members of the Compensation Committee

Bonnie W. Soodik, Chair
Colleen B. Brown
William C. Goings

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PROPOSAL 2.

Advisory (Non-Binding) Vote Approving Executive Compensation

Our Board has adopted a policy providing for an annual “say- on-pay” advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to approve the following advisory (non-binding) resolution at the 2020 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of TrueBlue, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the proxy statement for the Company’s Annual Meeting of Shareholders.

As an advisory vote, this proposal is not binding upon the Company or the Board. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the feedback received from shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

TrueBlue, Inc. 2020 Proxy Statement P. 31

Executive Officers

The names, ages, and positions of the executive officers of the Company are listed below, along with their prior business experience. No family relationships exist among any of the directors or executive officers of the Company.

A. Patrick Beharelle, 50, has served as a Director and the Company’s Chief Executive Officer since September 2018, after serving as President and Chief Operating Officer of the Company since May 2015. Mr. Beharelle served as Executive Vice President and Chief Operating Officer of the workforce management group, which included PeopleScout, Staff Management | SMX, Centerline, PlaneTechs, and the Australian-based RPO provider, PeopleScout Pty, from June 2014 to May 2015. Prior to its acquisition by TrueBlue in June 2014, Mr. Beharelle served as the Chief Executive Officer of Staffing Solutions Holdings, Inc. (“Seaton”). Mr. Beharelle has participated in advisory meetings at the White House focused on reducing long-term unemployment. Prior to joining Seaton, Mr. Beharelle held senior level positions at Spherion and Accenture. Mr. Beharelle currently serves as a Director for the non-profit Skills For Chicagoland’s Future and the Chicagoland Chamber of Commerce.

James E. Defebaugh, 65, has served as Executive Vice President, Chief Legal Officer, and Secretary of the Company since March 2019, after serving as Executive Vice President, General Counsel, and Secretary of the Company since 2006. Mr. Defebaugh previously served as Vice President, General Counsel, and Secretary of the Company upon joining the Company in 2005. Prior to joining the Company, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer from 2004 to 2005, Senior Vice President and Chief Compliance Officer from 2002 to 2004, Vice President and Secretary from 2001 to 2002, and Vice President, Legal in 2001. Mr. Defebaugh currently serves on the Board of Trustees for Annie Wright Schools.

Derrek L. Gafford, 49, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005. Mr. Gafford is a Certified Public Accountant (inactive) and first joined the Company in 2002. Mr. Gafford is a Director of Heritage Distilling Co. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Market, a grocery retailer, and held various management positions with Deloitte & Touche LLP and Albertsons, Inc.

Taryn R. Owen, 41, has served as Executive Vice President of the Company and President of PeopleReady since December 2019, after serving as Executive Vice President of the Company and President of PeopleScout, TrueBlue’s recruitment process outsourcing (“RPO”) group, since November 2014. Prior to these roles, she served as Senior Vice President since June 2014 and as President of PeopleScout since August 2013. Prior to that, she was Senior Vice President of Global Operations for PeopleScout since December 2011, after joining PeopleScout in 2010 as Vice President of Client Delivery. Prior to joining PeopleScout, Ms. Owen was an Operations Director at Randstad SourceRight Solutions where she led global RPO engagements. Ms. Owen has more than 20 years of talent acquisition experience. Ms. Owen formerly served as a member of the Board of Advisors of HRO Today and as a member of the Human Capital Industry Advisory Board for Wharton’s Center for Human Resources. She is also a volunteer and avid supporter of Special Olympics.

Carl R. Schweihs, 35, has served as Executive Vice President of the Company and President of PeopleManagement, TrueBlue’s staffing business that is made up of Staff Management | SMX, SIMOS Insourcing Solutions, and Centerline Drivers, since June 2019, after serving as Senior Vice President of the Company for Strategic Accounts since June 2017. Prior to that, he served as Vice President of Finance for the Company since November 2015, after serving as Controller since June 2014. Mr. Schweihs joined the Company following its acquisition of Seaton in 2014. Prior to joining the Company, he served in a variety of financial leadership roles at Seaton and Grant Thornton.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis section provides a detailed description of our compensation philosophy, programs, practices, and policies used in making compensation decisions with respect to our 2019 Named Executive Officers (“NEOs”). As of December 29, 2019, our NEOs were:

Executive	Position
A. Patrick Beharelle	Chief Executive Officer
Derrek L. Gafford	Executive Vice President and Chief Financial Officer
James E. Defebaugh	Executive Vice President, Chief Legal Officer, and Secretary
Taryn R. Owen	Executive Vice President, President, PeopleReady(1)
Carl R. Schweihs	Executive Vice President, President, PeopleManagement

(1) In fiscal 2019, Ms. Owen served as President of PeopleScout. She assumed the role of Executive Vice President, President, PeopleReady as of December 30, 2019.

Executive Summary

Our 2019 executive compensation reflected a year of managing through a challenging economic environment while making meaningful improvements in many parts of the Company’s business. The Company maintained revenue at nearly $2.4 billion while returning $39 million of capital to shareholders in stock repurchases. The Company also continued to make progress on its digital strategy by filling a job order every nine seconds through its JobStackTM mobile application and improving clients’ recruiting processes though the AffinixTM platform.

Adjusted EBITDA is a key financial metric used in our incentive compensation programs for our NEOs and is discussed in more detail below. The Compensation Committee used a Compensation Adjusted EBITDA, as defined below, for compensation purposes to determine payouts under the short-term and long-term incentive programs. A key adjustment to the Compensation Adjusted EBITDA was the exclusion of the effect of acquisition or divestiture activity in order to emphasize the importance of the Company’s organic growth.

Compensation Adjusted EBITDA achieved in 2019 was below the threshold level set by the Compensation Committee for the Short-Term Incentive (“STI”) awards and accordingly our NEOs received no bonus related to the Company Adjusted EBITDA performance component of the STI plan. In 2017, the Compensation Committee decided to change the Long-Term Incentive (“LTI”) plan’s target metric from EBITDA growth to 3-year average Return on Equity (“ROE”). Over the 2017-2019 performance period, average ROE was above the threshold level, but below the target level, set by the Compensation Committee for an award and, as a result, some of our NEOs earned a modest, below target, award under the LTI plan.

Pay For Performance Alignment

The Compensation Committee designs our executive compensation program to appropriately align the interests of the Company’s management team with shareholders. We generally expect executive compensation payouts to reflect Company and individual performance. Key pay-for-performance features of our 2019 compensation program included:

•	Performance-based equity. In 2019, our equity award mix continued to emphasize performance-based equity, and since 2017 such awards have been earned based on the Company’s ROE.

•	CEO’s performance-based compensation. Mr. Beharelle’s STI and performance share unit awards comprised 50% of his total target compensation plan.

•	Incentive compensation linked to strategic business plans. The Company’s long-term business plan emphasizes the continuous growth of EBITDA and return of value to shareholders. The financial and non-financial goals under the 2019 incentive award programs were linked directly to the annual and long-term strategic business plans reviewed and approved by the Compensation Committee and the Board.

•	Actual incentive awards reflect short- and long-term performance. The Company’s actual 2019 Compensation Adjusted EBITDA performance was below the threshold level for 2019. This performance resulted in no STI payments for the 2019 Company financial performance component of the STI plan. Company ROE performance for the 2017-2019 performance period did reach the required threshold under the LTI plan, resulting in a modest number of shares being earned for the 2017-2019 long-term performance share unit award.

TrueBlue, Inc. 2020 Proxy Statement P. 33

Compensation Discussion and Analysis

Compensation Program Summary

Our compensation program is made up of several components which have a specific purpose and contribute to a well-balanced, competitive program.

	Component	Form	Characteristic	Purpose
Fixed	Base Salary	Cash	Paid Annually	An annually fixed level of pay that reflects the role, scope, and complexity of each NEO’s position relative to the market and to other NEOs.
Performance	Short-Term Incentive	Performance Cash Award	Completely at Risk	Individual performance-based compensation payable only upon achievement of specific individual leadership objectives.
	Short-Term Incentive	Performance Cash Award	Completely at Risk	Company performance-based compensation payable only upon achievement of Company-wide or business unit-specific performance metrics.
	Long-Term Incentive	Performance Share Units	Completely at risk	Company performance-based compensation that delivers shares of our stock only if the Company meets certain performance metrics over a multi-year period.
Time-Based	Long-Term Incentive	Restricted Shares	Time vested over 3 or 4 years	Retention-based compensation.
Fixed	Other	Health, welfare, and retirement programs	Generally available	NEOs participate in the same benefit programs that are offered to other highly compensated employees.

The 2019 NEO total compensation program incorporated the elements described in the previous table in a manner that emphasized pay for performance in both short- and long-term incentive elements. As seen in the charts below, a significant portion of each NEO’s compensation is at risk and dependent on the achievement of challenging annual and long-term performance targets. These charts reflect the percentages of our 2019 CEO and other NEO compensation that represent base salary (“Base Salary”), short-term incentive target (“STI Target”), performance share unit target (“PSU Target”), and restricted share awards (“RSA”). These charts show Mr. Beharelle’s compensation plan as CEO and the average of the other NEOs’ compensation plans, excluding Mr. Schweihs.

2019 Target Compensation Mix

CEO	Other NEOs Average

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Compensation Discussion and Analysis

Compensation Program Objectives

The Compensation Committee designs our executive compensation program with the goal of achieving the following objectives:

•       Attracting and retaining the key executive talent needed to achieve our long-term business strategies;

•       Basing a significant portion of each NEO’s annual compensation opportunity on both Company and individual performance;

•       Establishing performance targets for incentive compensation that align with both our short- and long-term business strategies;

•       Reflecting the role, scope, and complexity of each NEO’s position relative to other NEOs;

•       Balancing the need to be competitive with our industry peers with our commitment to control costs;

•       Motivating NEOs to create long-term shareholder value; and

•       Targeting total compensation near the median of our peers.

Strong Governance and Best Pay Practices

Our executive compensation philosophy is reflected in the programs and practices we embrace and how they align with shareholders’ long-term interests. Below is a summary of these programs and practices.

	What We Do		What We Do Not Do

✓	Pay for performance by delivering a significant portion of compensation through performance and equity-based plans	✓	No excessive or guaranteed pay targets. All potential payouts are capped and tied to measurable targets
✓	Request annual shareholder advisory say-on-pay votes	✓	No re-pricing of options or equity grants
✓	Target total compensation near the median of relevant peers	✓	No pension benefits
✓	Maintain robust stock ownership guidelines for all NEOs	✓	No gross-up of excise taxes upon change-in-control
✓	Engage an independent compensation consultant	✓	No hedging or short sales of Company stock
✓	Retain double trigger change-in-control agreements	✓	No rewards for excessive risk-taking
✓	Conduct an annual risk analysis of compensation programs	✓	No excessive executive perquisites
✓	Maintain a clawback policy	✓	No cash buyouts of underwater options
✓	Require minimum vesting period for equity grants

Shareholder Feedback

The Company provides shareholders an annual “say-on-pay” advisory vote on its executive compensation program. At our 2019 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of our NEOs, with 97% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee discussed and considered shareholder feedback provided directly to management during shareholder engagement activities. The Compensation Committee considered this shareholder feedback and the results of the 2019 advisory vote in evaluating the Company’s executive compensation programs and, given the strong level of support expressed by our shareholders, took no specific actions based on that vote. Our next “say-on-pay” advisory vote, following the vote at the annual meeting, is expected to be at our annual meeting in 2021.

Effective Risk Management

As part of its oversight of our compensation program the Compensation Committee regularly reviews our various compensation plans. The Compensation Committee concluded that the plans do not create risks reasonably likely to have a material adverse effect on the Company and the plans encourage appropriate, but not excessive, levels of risk-taking.

The 2019 STI Plan focused on multiple goals such as EBITDA growth, resource management, leadership development, change management, and Company profitability, and provided relatively moderate awards for achieving these goals. Another component of the Company’s balanced compensation approach is the LTI plan, which provides a significant portion of the NEOs’ compensation, which included restricted share awards and performance share unit (“PSU”) awards. The vesting and performance requirements of these awards provide meaningful alignment with shareholder interests.

TrueBlue, Inc. 2020 Proxy Statement P. 35

Compensation Discussion and Analysis

The Compensation Committee believes the following features of our 2019 compensation program served to mitigate excessive or unnecessary risk-taking:

Compensation Risk Mitigation Features
Pay Mix	Compensation is a mix of base salary and short- and long-term incentives providing compensation opportunities measured by a variety of time horizons to balance our near- and long-term strategic goals.
Metrics	Short- and long-term incentives included financial and non-financial metrics or objectives that required substantial performance on a broad range of significant initiatives and/or sustained financial performance and growth.
Caps	Annual non-equity incentives are capped with a maximum limit on the amount that could be earned.
Performance Goals	Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives, and the expected economic environment.
Equity	Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company.
Risk Mitigation Policies	Clawback Policy Stock Ownership Guidelines Insider Trading Policy Anti-hedging policies Minimum vesting periods for restricted shares
TrueBlue, Inc. 2020 Proxy Statement P. 36

Compensation Discussion and Analysis

Executive Compensation Process, Governance, and Philosophy

Compensation Committee Oversees NEO Compensation

The Compensation Committee oversees, regularly reviews, and approves compensation programs for our CEO and other NEOs. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation plans applicable to the NEOs and, together with the Governance Committee, evaluates the performance of the CEO in light of the corporate goals and objectives established for the CEO.

In determining executive compensation plans and setting incentive targets, the Compensation Committee considers its compensation objectives, compensation practices of our peers, the roles and responsibilities of each NEO, and internal pay equity. The Compensation Committee seeks to align compensation with our current and long-term business strategy and goals. There is no formal weighting of any of these factors; the Compensation Committee uses its informed judgment in determining pay targets and amounts. The Compensation Committee reviews and discusses annual pay elements each year. The Compensation Committee uses the at-target amounts of these key elements to determine the annual at-goal total direct compensation of our NEOs, which is a useful measure of pay because it reflects the intended aggregate value of those key elements of pay at the time the pay decision is made. It evaluates other programs as needed based on changes in compensation objectives, alignment with overall Company direction and business strategy, competitive trends, accounting rules, and changes in tax and other laws and regulations. Based on a review of these factors and the Compensation Committee’s determinations, the Board approved our executive compensation program.

Independent Compensation Consultant

In 2019, the Compensation Committee reaffirmed its consulting relationship with Mercer (US), Inc. (“Mercer”). On an annual basis, the Committee evaluates the independence of Mercer to ensure that no conflicts of interest of any kind exist between Mercer and the Company, including personal or business relationships between Mercer and the Company, Company directors, Company executive officers, Company stock ownership by Mercer, or engagement of Mercer by the Company for other material services. However, the Company’s senior vice president of human resources may engage Mercer, on occasion, to provide compensation market expertise for non-NEO positions. Mercer attends key meetings of the Compensation Committee and is available to the Compensation Committee as necessary.

Information provided by Mercer is considered by the Compensation Committee but does not directly determine any of the Company’s actual compensation arrangements. The Compensation Committee applies its informed judgment when establishing the compensation elements, targets, and final awards.

Peer and External Market Data

Our executive compensation program is customarily reviewed every two (2) years. For executive compensation during 2018 and 2019, this review occurred in September of 2017. For this review, the Compensation Committee retained its own external independent compensation consultant, Mercer, to provide an in-depth external review of our executive compensation programs compared to a peer group.

The Committee received a report from Mercer (“2017 Mercer Report”) of external peer group pay practices relating to base salaries, actual and target STI, LTI, and total compensation. The 2017 Mercer Report was based on information compiled from both peer group proxy data and published salary surveys compiled by Mercer. The data from this peer group was combined with national published surveys compiled by Mercer (Mercer: US Global Premium Executive Remuneration Suite) and Towers Watson (Survey Report on Top Management Compensation). The companies in the peer group were selected because they were engaged in staffing or outsourced human resources services or they operated in industries with multi-unit branches on a national basis.

The selected peer group for the 2018-2019 Executive Compensation Program

Kelly Services, Inc.	CDI Corp.	Unifirst Corporation
United Rentals, Inc.	G&K Services, Inc.	Kforce Inc.
TriNet Group, Inc.	Healthcare Services Group, Inc	H&E Equipment Services, Inc.
Volt Information Sciences, Inc.	Insperity, Inc.	AMN Healthcare Services, Inc.
On Assignment, Inc.
TrueBlue, Inc. 2020 Proxy Statement P. 37

Compensation Discussion and Analysis

Based on the 2017 Mercer Report, the Company’s size relative to the selected peer group is shown below:

Revenue Peer Group

Market Capitalization Peer Group

The 2017 Mercer Report found the following with respect to the Company’s executive compensation:

•	Base salary was slightly below the median percentile, with variability by position;
•	Short-term cash incentive targets were at the 25th percentile with variability by position;
•	Target long-term equity incentive grant value was positioned between the market 25th percentile and the market median with variability by position;
•	Total compensation was between the market 25th percentile and market median.

Mercer noted that the relative position of NEO compensation had been impacted by the increased size of the Company since the prior review. The Company strives for total compensation to approximate the median of the market, and recognized that compensation, on average or by particular element, was generally below this level for the NEOs. In response, in 2017, the Compensation Committee increased compensation targets to more closely approximate a target pay position that was in line with the market median and the relative value of each role within the organization. In the fall of 2019, the Compensation Committee engaged Mercer to conduct an updated assessment for the NEOs’ compensation in 2020 and beyond.

2019 NEO Compensation

Base Salaries

We provide base salary as a means of providing NEOs a stable amount of cash compensation. In alignment with our pay for performance philosophy, salary represents only a portion (20%

for our CEO) of each NEO’s compensation. At the beginning of 2019, the following changes were made to the base salaries of our NEOs relative to 2018.

NEO	2018 Base Salary	2019 Base Salary	Percentage Increase
A. Patrick Beharelle	$600,000	$ 700,000	16%
Derrek L. Gafford	$475,000	$ 475,000	—%
James E. Defebaugh	$400,000	$ 400,000	—%
Taryn R. Owen	$400,000	$ 400,000	—%
Carl R. Schweihs		$350,000(1)	n/a

(1) Mr. Schweihs was promoted into his role as EVP, President, PeopleManagement on June 1, 2019 and received a prorated portion of this base salary during 2019.

Use of Adjusted EBITDA and Return on Equity for Incentive Plans

The Compensation Committee set targets for Company and business unit performance under the 2019 Short-Term Incentive Plan based on the year-over-year growth in Adjusted EBITDA, a non-generally accepted accounting principal measure defined below. For purposes of the 2019 Short-Term Incentive Plan, consistent with the adjusted EBITDA measure used in our investor presentations, the Compensation Committee excluded from EBITDA one-time acquisition costs, costs related to Work Opportunity Tax Credit third-party processing fees, CEO transition fees, workforce reduction costs, amortization

TrueBlue, Inc. 2020 Proxy Statement P. 38

Compensation Discussion and Analysis

of software as a service assets, one-time costs related to software implementation, and a negative adjustment related to a workers’ compensation benefit related to a former workers’ compensation carrier (“Adjusted EBITDA”). In addition, in 2019, the Compensation Committee calculated Adjusted EBITDA for compensation purposes by excluding the impact of acquisitions and divestitures to reward executives for organic growth of the Company (“Compensation Adjusted EBITDA”). The Compensation Committee decided that excluding such non-recurring items in assessing management performance more closely aligned management incentives with shareholder interests.

The Company used Adjusted EBITDA as a metric in incentive arrangements because Adjusted EBITDA is a key metric reviewed by, and considered important to, our investors in measuring our performance. In addition, Adjusted EBITDA incentivizes management to appropriately control costs while increasing revenue.

Beginning with the 2017 PSU awards, the Compensation Committee changed the performance metric from a three-year cumulative Adjusted EBITDA target to a three-year average Return on Equity (“ROE”) target. The Compensation Committee made this change after considering a number of other potential targets and metrics, including stock price, total shareholder return, earnings per share, and other relative and absolute metrics. The Compensation Committee also considered some of the limitations of return metrics, such as the impact from alternative uses of capital.

After consideration, the Compensation Committee selected ROE as the most appropriate performance metric for aligning the NEOs’ interests with the Company’s long-term goals and shareholder interests. The Compensation Committee determined that return metrics have a high correlation with value creation for shareholders. Among other benefits, maintaining long-term ROE encourages our NEOs to make business decisions with a view to returning value to shareholders over the long term. For purposes of determining the potential payout of the 2017 PSU awards, the Compensation Committee used the average ROE over the three-year performance period. Consistent with the Adjusted EBITDA calculation, the adjusted net income calculation for ROE presented to shareholders during the period, and used for compensation purposes, was adjusted to exclude the effects of certain non-recurring costs and benefits to more accurately reflect the long-term consistent performance of the Company.

Short-Term Incentive Plan

The 2019 Short-Term Incentive Plan for Messrs. Beharelle, Gafford, Defebaugh and Schweihs measured and rewarded performance against two components: (1) individual performance; and (2) Company performance. Ms. Owen’s 2019 Short-Term Incentive Plan included a third component: business unit performance, for the operational area directly under her control. The following table shows the performance components (Individual, Company, and Business Unit, as applicable) of the Short-Term Incentive Plan for 2019. Consistent with the objective that potential compensation reflects the role and responsibilities of each NEO, the short-term incentive potential varies by NEO to reflect the individual’s market value and role within the Company.

The Compensation Committee established, and the Board approved, threshold, target, and maximum potential payouts according to potential growth results for the Company. Award levels are interpolated between levels beginning at the threshold level where 25% of the target is awarded, up to the maximum level where 200% of the target is awarded. The short-term non-equity incentive is completely at-risk, and no cash award will be made unless the individual, Company, or business unit growth thresholds are met.

For 2019, Mr. Schweihs’s promotion to Executive Vice President (“EVP”) and President of PeopleManagement was effective June 1, 2019, the Compensation Committee determined Mr. Schweihs’s Short-Term Incentive Award for 2019 would be prorated between his prior role as Senior Vice President (“SVP”), Strategic Accounts (for five-twelfths of the year) and EVP, President of PeopleManagement (for seven-twelfths of the year).

TrueBlue, Inc. 2020 Proxy Statement P. 39

Compensation Discussion and Analysis

Short-Term Incentive Plan Opportunity ($)

Executive	Individual Performance	Company Adjusted EBITDA Growth			Business Unit Adjusted EBITDA Growth			Total Non-Equity Incentive Opportunity
	Up to	Threshold (0%)	Target (7.5%)	Maximum (15%)	Threshold (0%)	Target (7.5%)	Maximum (15%)	Threshold	Target	Maximum
A. Patrick Beharelle	$350,000	$87,500	$350,000	$700,000	—	—	—	$437,500	$700,000	$1,050,000
Derrek L. Gafford	$118,750	$59,375	$237,500	$475,000	—	—	—	$178,125	$356,250	$ 593,750
James E. Defebaugh	$100,000	$40,000	$160,000	$320,000	—	—	—	$140,000	$260,000	$ 420,000
Taryn R. Owen	$100,000	$10,000	$ 40,000	$ 80,000	$30,000	$120,000	$240,000	$140,000	$260,000	$ 420,000
Carl Schweihs, EVP	$148,750	$ 6,563	$ 26,250	$ 52,500	—	—	—	$155,313	$175,000	$ 201,250
Carl Schweihs, SVP	$ 54,600	$13,650	$ 54,600	$109,200	—	—	—	$ 68,250	$109,200	$ 163,800

2019 Individual Performance

Mr. Beharelle’s individual performance incentive for 2019 was based on specific performance goals involving his areas of responsibility including growth, strategic alignment, profit and loss responsibilities, strategic planning, change leadership, and talent development. At the end of the year, each director, except Mr. Beharelle, independently evaluated each area of Mr. Beharelle’s performance. The evaluations were aggregated and discussed at the December 2019 meeting of the Governance Committee. All members of the Compensation Committee were present and participated in this evaluation discussion. The Governance Committee made its performance evaluation recommendations. The Compensation Committee considered this recommendation and determined the amount of compensation that was appropriate to reward for this performance, concluding that Mr. Beharelle performed at a level that entitled him to receive 85% of his individual non-equity incentive, or $297,500.

The individual performance goals for all other NEOs focused on the following categories: growth, strategic alignment, profit and loss responsibilities, strategic planning, change leadership, and talent development. Based on Mr. Beharelle’s recommendations, as reviewed and approved by the Compensation Committee, Mr. Gafford received 100%, Mr. Defebaugh received 100%, Ms. Owen received 90%, and Mr. Schweihs received 100%, of his or her respective individual performance non-equity incentive opportunity.

2019 Company Performance

The Company’s Adjusted EBITDA growth target for non-equity incentive purposes in 2019 was 7.5% over 2018, with the threshold set at 0% and maximum set at 15%. In setting the 2019 Short-Term Incentive Plan in late 2018, the Compensation Committee also determined that the Adjusted EBITDA would be further adjusted for items impacting Company performance, such as excluding the impact of acquisition and divestiture activities. As a result of these EBITDA adjustments for compensation purposes, Compensation Adjusted EBITDA was $107.9 million, which was a 15.7% decrease over the prior year, and as a result the NEOs earned none of their target award for the Company performance incentive opportunity as shown in the table below.

2019 Business Unit Performance

The 2019 short-term incentive opportunity for Ms. Owen included a component focused on the performance for the specific business unit under her management. Ms. Owen’s performance for this component was measured on the Adjusted EBITDA growth for PeopleScout. The 2019 Adjusted EBITDA growth target for Ms. Owen’s business unit was 7.5% over 2018, with the threshold at 0% and maximum at 15%. Actual growth of PeopleScout’s Adjusted EBITDA was a decrease of 22%, resulting in no short-term incentive bonus earned by Ms. Owen for business unit performance as shown in the table below.

TrueBlue, Inc. 2020 Proxy Statement P. 40

Compensation Discussion and Analysis

Short-Term Incentive Awards Earned in 2019

The table below provide a summary of the 2019 short-term incentive awards actually earned.

Non-Equity Dollars Earned						Total Target
NEO	Individual	Company	Business	Total Non-Equity Incentive Earned		Non-Equity Incentive Potential
A. Patrick Beharelle	$297,500	—	—	$297,500		$700,000
Derrek L. Gafford	$118,750	—	—	$118,750	vs	$356,250
James E. Defebaugh	$100,000	—	—	$100,000		$260,000
Taryn R. Owen	$ 90,000	—	—	$ 90,000		$260,000
Carl R. Schweihs, EVP	$148,750	—	—	$148,750		$175,000
Carl R. Schweihs, SVP	$ 54,600	—	—	$ 54,600		$109,200

Long-Term Equity Incentive Plan

The Long-Term Equity Incentive Plan was designed to align the interests of the NEOs with those of the shareholders. The combination of vesting requirements and stock ownership guidelines is intended to promote retention and a long-term commitment to the Company. As in previous years, the 2019 annual equity awards for NEOs were comprised of a combination of restricted shares and performance share units. The Compensation Committee chose these two forms of equity after considering a number of other forms of long-term equity. The Compensation Committee reaffirmed its conclusion that performance share units more directly link pay to specific long-term performance goals than stock options and restricted stock by putting pay at risk and are based on meeting performance goals that are aligned with the Company’s business objectives. The value of the long-term equity awards are allocated equally between performance share units and restricted share grants to provide an appropriate balance between long-term performance incentives and retention goals.

Our pay for performance philosophy and the meaningful goals we apply to our executive compensation program are evidenced by our payouts over the past six (6) years for our performance share unit awards as shown in the table on the following page. Our NEOs, including our CEO, did not receive a performance share unit payout for two (2) of the last six (6) years and performance share units make up a large portion of the annual target compensation of our NEOs.

TrueBlue, Inc. 2020 Proxy Statement P. 41

Compensation Discussion and Analysis

Historic Performance Share Unit Award Payouts

Performance Share Unit Award Period

As disclosed in prior proxy statements, PSU awards spanning 2015-2017 and 2016-2018 were not earned since we did not meet the minimum performance conditions under the plan approved by the Compensation Committee.

The following table shows the total target awards granted in 2019 as a percentage of base salary and the mix between restricted shares and performance share units for our CEO and each of the other NEOs.

NEO	Total Equity as a % of Base Salary	Restricted Shares as a % of Base Salary	Performance Share Units as a % of Base Salary
A. Patrick Beharelle	300%	150%	150%
Derrek L. Gafford	150%	75%	75%
James E. Defebaugh	100%	50%	50%
Taryn R. Owen	100%	50%	50%
Carl R. Schweihs, EVP(1)	40%	40%	—%
Carl R. Schweihs, SVP(2)	30%	30%	—%

(1) Mr. Schweihs received a promotional equity award upon his promotion to EVP, President of PeopleManagement as reflected in the table.

(2) The annual equity award made to Mr. Schweihs in early 2019, while he was serving as SVP, was based on the SVP target percentages shown in this table. Future annual equity awards will be based on his EVP role at 50%.

TrueBlue, Inc. 2020 Proxy Statement P. 42

Compensation Discussion and Analysis

2019 Award of Restricted Shares

The number of restricted shares granted was calculated by dividing the target dollar value of the award by the average closing price of the Company’s stock during the sixty (60) trading days preceding and including the grant date. The annual grant date is the second trading day after the announcement of fourth quarter and year-end results, which, for the 2019 grant, was February 11, 2019. One-third of the annual restricted shares vest each year on the anniversary date of the award.

2019 Award of Performance Share Units

Beginning with the 2017 performance share unit awards, the Compensation Committee changed the performance metric from a three-year cumulative Adjusted EBITDA target to a three-year average Return on Equity (“ROE”) target. The Compensation Committee made this change after considering a number of other potential targets and metrics, including stock price, total shareholder return, earnings per share, and other relative and absolute metrics. The Compensation Committee also considered some of the limitations of return metrics such as the impact from alternative uses of capital. The Compensation Committee engaged both outside counsel and Mercer to provide insight and feedback for the various options.

After consideration, the Compensation Committee selected ROE as the most appropriate performance metric for aligning executives with the Company’s long-term goals and shareholder interests. Materials reviewed by the Committee determined that return metrics have a high correlation with value creation for shareholders. Among other benefits, maintaining long-term

ROE encourages our NEOs to make business decisions with a view to returning value to shareholders over the long term.

Performance shares vest based on the Company’s three-year cumulative average ROE. ROE is defined as adjusted net income, as described above, divided by average equity, which is measured quarterly during the period. The three-year cumulative ROE is compared to the growth target to determine achievement. The target ROE is set at the beginning of the performance period. The performance share unit award is completely at-risk, and no performance share units will vest at any level unless the threshold three-year ROE target is met.

The target number of performance share units awarded was calculated by dividing the target dollar value of the award by 80% of the average closing price of the Company’s stock during the sixty (60) trading days preceding and including the grant date. This 20% discount was recommended by Mercer to take into account the contingent nature of the units and the risk of forfeiture. Performance share units will vest and be converted into Common Stock only if the established targets are met at the completion of the three-year performance period.

The Compensation Committee established, and the Board approved, threshold, target, and maximum vesting rates according to potential growth results for the Company. Award levels will be interpolated between levels beginning at the 50% threshold level up to the 150% maximum level. The number of performance share units earned at the end of the three-year award period will be determined by the average ROE during the performance period as shown by the table below.

		Performance Target	% of Target Shares Awarded
3-Year Average Return on Equity	Maximum	18%	150%
	Target	14%	100%
	Threshold	10%	50%

2019 Promotion Awards

On July 1, 2019, Mr. Schweihs received a grant of restricted shares valued at $140,000, or 40% of his base salary as an award for his promotion to EVP, President of PeopleManagement. The number of shares granted for this award was calculated by dividing the target dollar value of the award by the average closing price of the Company’s stock during the sixty (60) trading days preceding and including the grant date. This promotional award will vest ratably over four (4) years.

2017 Performance Share Unit Award Payment Determination (2017–2019 Performance Period)

For the 2017 performance share unit award, Messrs. Beharelle, Gafford, and Defebaugh and Ms. Owen were awarded performance shares as a component of their total long-term equity award. During the 2017-2019 performance period the Company realized an average ROE of 14.1% which was above the threshold average ROE of 13% and below the target average ROE of 16%, resulting in 68.2% of the target number of performance share units being converted to shares and vesting.

TrueBlue, Inc. 2020 Proxy Statement P. 43

Compensation Discussion and Analysis

Other Compensation Elements

Nonqualified Deferred Compensation Plan

The NEOs, on the same basis as our other highly compensated employees, as defined in Internal Revenue Service (“IRS”) regulations, are entitled to participate in the Deferred Compensation Plan. The NEOs are not entitled to participate in the Company’s 401(k) plan. The Company’s Deferred Compensation Plan allows participants to maintain their balances in the Deferred Compensation Plan upon termination of employment if a participant has attained the age of sixty-five (65) years or attained the age of forty (40) years and achieved five (5) years of credited service.

Under the Deferred Compensation Plan, eligible employees may defer up to 75% of base salary and up to 100% of amounts received under the Short-Term Incentive Plan. The Deferred Compensation Plan also includes in-service accounts that allow distribution of contributions during employment and installment payments for distributions (up to ten (10) years) for additional flexibility for tax purposes and retirement planning. Under the Deferred Compensation Plan, the Company can match employee contributions at double the rate matched under the Company’s 401(k) plan and such matching funds will be immediately vested. In 2019, the match was 50% of contributions to the plan up to $19,000. Details of amounts actually contributed to each NEOs’ plans for 2019 deferrals are provided in the Nonqualified Deferred Compensation Table in the Executive Compensation Tables section. Under the Deferred Compensation Plan, the Company can also make additional contributions with different vesting schedules for retention purposes, but no additional contributions were made during 2019.

Although we currently invest deferred amounts in separate investment funds managed by third parties, we are not required to do so. All deferred amounts are subject to the risk of loss in the event we become insolvent. The Deferred Compensation Plan is administered by a benefits committee consisting of employees, including NEOs, who are eligible to participate on the same basis as other eligible employees.

The Compensation Committee believes the Deferred Compensation Plan is necessary as a competitive, meaningful retirement benefit for those employees who are eligible to participate, which includes the NEOs, and does not impose any significant risk to or burden on the Company.

Employee Stock Purchase Plan

The NEOs, on the same basis as other employees, are entitled to participate in the Company Employee Stock Purchase Plan. This plan allows NEOs to contribute up to 10% of their earnings toward the monthly purchase of Common Stock. The employee’s purchase price is 85% of the lesser of the fair market value of the shares on either the first day or the last day of each month.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs, under which each NEO may be entitled to payments upon termination of employment under the circumstances described below under “Post-Employment Payments.” The Compensation Committee believes that the termination payments under the employment agreements are necessary to attract and retain high caliber executives in a competitive labor market and to motivate them to contribute to our short- and long-term success for the benefit of our shareholders. The Compensation Committee designed the termination payments, which are competitive with our compensation peer group and general industry practices, to achieve a balance between these objectives and the potential impact on shareholders. The major provisions intended to achieve this balance generally include the following:

•       The termination benefits are payable only if the NEO’s employment is terminated without cause or if the NEO terminates his or her employment with good reason other than death or disability.

•       Cash severance payments are limited to separation payments at a rate equal to the NEO’s base salary for eighteen (18) months for Mr. Beharelle and twelve (12) months for the other NEOs. In addition, under their employment agreement or incentive plan terms, the NEOs would receive a prorated short-term incentive subject to the performance conditions set by the Compensation Committee.

•       Equity awards vest at separation, or at the completion of a performance period, as if the NEO continued to be employed during the applicable severance period.

•       The separation benefits are conditioned upon the execution by the NEOs of a release of claims against the Company, and continued compliance with non-competition and other covenants made by the NEOs.

Change-in-Control Agreements

The Company has entered into change-in-control agreements with certain executive officers, including all NEOs, which were approved by all the independent directors. These agreements are described in greater detail under “Post-Employment Payments” below. The change-in-control agreements are intended to protect the interests of our shareholders by providing short- term security for the executives in the event management and the Board are presented with a business combination or other opportunity that is determined to be in the best interest of our shareholders. The Compensation Committee designed the change-in-control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions intended to achieve this balance include:

TrueBlue, Inc. 2020 Proxy Statement P. 44

Compensation Discussion and Analysis

•       The change-in-control agreements require a “double trigger,” i.e., both a change-in-control and either a termination without cause by the Company or a termination for good reason by the executive.

•       The basic benefit is limited to an amount equal to two (2) times (three (3) times in the case of the CEO) the sum of (i) the executive’s annual base salary rate in effect for the year in which the termination occurs, and (ii) the executive’s short-term incentive target award, in addition to the immediate vesting of outstanding, unvested equity awards.

•       If the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code, then payments will be cut back so as not to trigger the excise tax if doing so will result in a greater net after the payment to the executive (sometimes called a “best-net” cutback).

•       The agreements do not include an obligation to pay a “gross up” in the event excise taxes are payable.

•       The agreements include restrictive covenants covering non-competition, non-solicitation, non-disparagement, and confidentiality.

Retirement Provisions for Short- and Long-Term Incentives

We expect our NEOs to supplement their retirement income through our Short- and Long-Term Incentive Plans. Consistent with this policy, the Compensation Committee approved the following retirement provisions for the treatment of short-term incentive and outstanding long-term awards:

•       Retirement treatment will apply if the NEO has achieved: (a) at least ten (10) years of service; and (b) at least age fifty- five (55).

•       Awards will be prorated and paid as follows:

•       Short-Term Incentive: the current year’s award will be prorated based on the days worked during the fiscal year and be paid after the end of the year based on actual performance results;

•       Restricted Stock: at the time of retirement, a prorated number of shares that would normally vest at the next scheduled vesting date will be vested based on days worked since the last vesting date; and

•       Performance Share Units: awards will be prorated based on the number of days worked during the performance period and become vested after the end of the performance period based on actual performance results.

Additional Policies

Stock Ownership Guidelines

During 2019, the following stock ownership guidelines applied to the NEOs based on a multiple of annual restricted share grants.

NEO	Multiple of Annual Restricted Stock Grant	Effective Multiple of 2019 Salary
A. Patrick Beharelle	4x	6.00
Derrek L. Gafford	3x	2.25
James E. Defebaugh	3x	1.50
Taryn R. Owen	3x	1.50
Carl Schweihs(1)	3x	.75

(1) This information reflects Mr. Schweihs’s 2019 salary as EVP, President of PeopleManagement.

TrueBlue, Inc. 2020 Proxy Statement P. 45

Compensation Discussion and Analysis

The Compensation Committee has established stock ownership guidelines for executive officers as follows: a multiple of four (4) times the annual restricted stock grant for the CEO and a multiple of three (3) times the annual restricted stock grant for executive vice presidents.

NEOs are expected to achieve their targets within five (5) years of becoming subject to the ownership guidelines. As of the date of this proxy, all NEOs met these guidelines or were within the five (5) year period and on track to meet these guidelines.

The ownership guidelines recognize the significant range of equity awards each NEO is eligible to receive annually, while continuing to require a substantial personal commitment to the Company’s long-term financial performance. The guidelines may be satisfied by shares owned outright (regardless of whether acquired through a Company plan or other acquisition), unvested restricted shares, or shares held in the NEO’s account under our employee stock purchase plan. Unvested performance share units may not be used to satisfy the stock ownership guidelines. Compliance with the guidelines is reviewed on an ongoing basis. NEOs who have not satisfied the applicable guidelines after becoming subject to them are encouraged to retain 50% of the net amount of their shares (after applicable taxes) on each vesting date for their restricted stock awards.

Clawback Policy

Our Clawback Policy applies to all current and former NEOs and certain other executives (including the chief accounting officer) who receive incentive-based compensation. Under this policy, the Company may seek to recover the incentive compensation awarded or paid where: (i) the incentive compensation was calculated based wholly or in part upon the achievement of certain financial results that were subsequently the subject of a restatement; (ii) in the Compensation Committee’s view, the executive engaged in fraud or illegal conduct that materially contributed to or caused the restatement; and (iii) a lower payment would have been made to the executive based upon the restated financial results. The Compensation Committee retains discretion regarding the application of the policy and may determine not to seek recovery from an executive if it determines that to do so would be unreasonable or that it is not in the best interest of the Company and its shareholders.

Insider Trading and Anti-Hedging Policy

Under the Company’s Insider Trading Policy, all directors and NEOs are prohibited from hedging the economic interest in our securities that they hold. In addition, we prohibit Company personnel, including the NEOs, from engaging in any short- term, speculative securities transactions, including purchasing Company securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

Tax Considerations

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation over $1 million paid to certain NEOs. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Compensation Committee designated short-term incentive awards and performance share awards that were intended to qualify for this exception. However, the Tax Cuts and Jobs Act of 2017 (“Tax Act”), which became effective on January 1, 2018, eliminated this performance-based compensation exception beginning January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation structured by the Compensation Committee in 2017 and prior years with the intent of qualifying as performance-based under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfathering rule. Also, from and after January 1, 2018, compensation awards in excess of $1 million to our NEOs, generally, will not be deductible.

While the 2017 Tax Act will likely limit the deductibility of compensation paid to our NEOs, the Compensation Committee, consistent with its past practice, will continue to design compensation programs that are intended to be in the best long-term interest of the Company and our shareholders, with deductibility of compensation being one of a variety of factors considered.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

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Executive Compensation Tables

Summary Compensation Table

The following table shows all compensation paid by the Company in fiscal 2017, 2018, and 2019 to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the other three most highly paid executive officers, with the exception of Ms. Owen and Mr. Schweihs. Ms. Owen and Mr. Schweihs were first determined to be one of the three most highly paid executive officers in 2018 and 2019, respectively, so compensation is reported for only the years they were NEOs. The individuals listed in the following tables are the “named executive officers” or “NEOs” referred to in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
A. Patrick Beharelle Chief Executive Officer	2017	$525,000	—	$952,460		$118,125		$71,555		$1,667,140
	2018	$628,846	—	$1,415,268		$380,467		$70,960		$2,495,541
	2019	$700,000	—	$2,323,556		$297,500		$70,120	(3)	$3,391,176
Derrek L. Gafford Executive Vice President and Chief Financial Officer	2017	$450,000	—	$653,109		$101,250		$10,376		$1,214,735
	2018	$475,000	—	$1,467,225		$241,100		$9,250		$2,192,575
	2019	$475,000	—	$788,364		$118,750		$9,500	(4)	$1,391,614
James E. Defebaugh Executive Vice President, Secretary, and Chief Legal Officer	2017	$380,000	—	$459,958		$76,000		$9,000		$ 924,958
	2018	$400,000	—	$435,695		$188,400		$9,250		$1,033,345
	2019	$400,000	—	$442,595		$100,000		$9,500	(4)	$ 952,095
Taryn R. Owen Executive Vice President, President, PeopleReady	2018	$400,000	—	$435,695		$354,600		$16,262		$1,206,557
	2019	$400,000	—	$442,595		$90,000		$30,387	(5)	$ 962,982

Carl R. Schweihs Executive Vice President, President, PeopleManagement	2019	$317,917	—	$239,810	(6)	$109,521	(7)	$9,500(	4)	$ 676,748
		—	—	—		—		—		—

(1) The value in this column represents the aggregate amount of both restricted shares and performance share units granted to NEOs and calculated according to FASB ASC 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO, or the manner of calculating the restricted share or performance share unit award used by the Compensation Committee. For example, in 2019, Mr. Beharelle received a target value of $1,050,000 in restricted shares with the actual number of shares granted being calculated using the average closing price of our stock during the sixty (60) trading days preceding and including the grant date, which was approximately $23.66. In 2019, Mr. Beharelle also received a target value of $1,050,000 in performance share units with the actual number of performance shares being calculated using 80% of the average closing price of our stock during the sixty (60) trading days preceding and including the grant date, which was approximately $18.93. The FASB ASC 718 grant date fair value of Mr. Beharelle’s restricted shares was $1,032,699 and the FASB ASC 718 grant date fair target value of Mr. Beharelle’s performance share units was $1,290,857, which is included in the table above. Performance share units will vest three (3) years after the grant date if certain long-term Company performance goals are met, as discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. Equity awards are described in more detail in the Compensation Discussion and Analysis section of this proxy statement and in the Grants of Plan-Based Awards table. For additional information, refer to Note 11 to the Financial statements and supplementary data found in Item 8 of Part II of our 2019 Form 10-K (listed under Stock-Based Compensation). The value of the performance share units granted in 2019 is based upon the target outcome of the performance conditions at the grant date. The maximum value of the 2019 performance share units assuming that the highest level of performance conditions is achieved, based on the grant date share price of $23.27, is $1,936,297 for Mr. Beharelle, $656,982 for Mr. Gafford, $368,853 for Mr. Defebaugh, and $368,853 for Ms. Owen. Mr. Schweihs did not receive any performance share units in 2019 as the grants took place prior to his promotion to Executive Vice President.

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Executive Compensation Tables

(2) The amounts set forth in this column for the respective fiscal year were earned during such fiscal year and paid in the early part of the following fiscal year to each of the NEOs under our Short-Term Incentive Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion in the Compensation Discussion and Analysis entitled “Short-Term Incentive Plan.”

(3) This amount includes the aggregate incremental cost to the Company of personal benefits provided to Mr. Beharelle in 2019 for certain housing, utilities, internet, insurance, automobile, meal and travel costs, including those related to the Company’s annual circle of excellence trip, and donations and fundraisers for the benefit of Skills For Chicagoland’s Future in the amount of $70,120. These personal benefits include $52,200 for housing.

(4) These amounts represent matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan.

(5) This amount includes the aggregate incremental cost to the Company of personal benefits provided to Ms. Owen in 2019 for certain housing, utilities, internet, and travel costs in the amount of $22,387, and matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan in the amount of $8,000. The personal benefits include $12,872 for housing and utilities, $4,370 for travel to and from our Chicago office, and $4,419 as the cash value of the Company’s annual circle of excellence trip.

(6) This amount includes Mr. Schweihs’s one-time promotional award made in connection with his promotion to EVP, President of PeopleManagement. The promotional award was a restricted stock award valued at $140,000. The award will vest ratably over four (4) years.

(7) This amount includes five-twelfths of Mr. Schweihs’s non-equity short-term incentive award as SVP, $22,750, and seven-twelfths of his short-term incentive award as EVP, $86,771. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion in the Compensation Discussion and Analysis entitled “Short-Term Incentive Plan.”

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Executive Compensation Tables

Grants of Plan-Based Awards

Name/Type of Award	Grant Date	Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All other stock awards: number of shares of stock or units (#)(4)	Grant Date Fair Value of Equity Based Awards(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

A. Patrick Beharelle
Cash Incentive		12/13/2018	$437,500	$700,000	$1,050,000	_	_	_	_	_
Restricted Stock	2/11/2019	12/13/2018	_	_	_	_	_	_	44,379	$1,032,699
Performance Share Units	2/11/2019	12/13/2018	_	_	_	27,737	55,473	83,210	_	$1,290,857

Derrek L. Gafford
Cash Incentive	_	12/13/2018	$178,125	$356,250	$593,750	_	_	_	_	_
Restricted Stock	2/11/2019	12/13/2018	_	_	_	_	_	_	15,057	$350,376
Performance Share Units	2/11/2019	12/13/2018	_	_	_	9,411	18,822	28,233	_	$437,988

James E. Defebaugh
Cash Incentive	_	12/13/2018	$140,000	$260,000	$420,000	_	_	_	_	_
Restricted Stock	2/11/2019	12/13/2018	_	_	_	_	_	_	8,453	$196,701
Performance Share Units	2/11/2019	12/13/2018	_	_	_	5,284	10,567	15,851	_	$245,894

Taryn R. Owen
Cash Incentive		12/13/2018	$140,000	$260,000	$420,000	_	_	_	_	_
Restricted Stock	2/11/2019	12/13/2018	_	_	_	_	_	_	8,453	$196,701
Performance Share Units	2/11/2019	12/13/2018	_	_	_	5,284	10,567	15,851	_	$245,894

Carl R. Schweihs
Cash Incentive(6)		12/13/2018	$119,036	$147,583	$185,646	_	_	_	_	_
Restricted Stock	2/11/2019	12/13/2018	_	_	_	_	_	_	4,616	$107,414
Restricted Stock	7/1/2019	9/12/2019	_	_	_	_	_	_	6,051	$132,396

(1) This column reflects the date that the Compensation Committee approved the Company performance targets, business unit performance targets, and individual performance targets and awards pursuant to the Short-Term Incentive Plan, and also set the Company performance targets for the performance share unit awards under the Long-Term Equity Incentive Plan.

(2) These columns show what the potential payout for each NEO would have been under the Short-Term Incentive Plan in 2019, if the threshold, target, or maximum goals were satisfied for all Company performance measures. The amount also reflects the individual performance goals component of the Short-Term Incentive Plan. The potential payouts were performance-driven and therefore completely at risk. For actual payouts under the Short-Term Incentive Plan for 2019, please see the Summary Compensation Table. The business measurements, performance goals, and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis section. The amounts shown for Mr. Schweihs reflect five-twelfths of his non-equity short- term incentive plan opportunity as Senior Vice President for Strategic Accounts and seven-twelfths of his non-equity short-term incentive plan opportunity as Executive Vice President and President of PeopleManagement.

(3) These columns show the number of performance share units granted in 2019 to the NEOs under the Long-Term Equity Incentive Plan. The target number of performance share units granted was calculated using the target value for the award which is based on a percentage of the NEO’s salary. The 2019 performance share units vest three (3) years after the date of grant, if at all. The amounts shown reflect the potential payout for performance share units for each

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Executive Compensation Tables

NEO under the Long-Term Equity Incentive Plan if the threshold, target, or maximum Company performance goals are satisfied. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section. The number of performance share units granted was calculated using the target value for the award (a percentage of the NEO’s salary) divided by 80% of the average closing price of Company shares during the sixty (60) trading days preceding and including the grant date, which was $18.93.

(4) This column shows the number of restricted stock awards granted in 2019 to the NEOs under the Long-Term Equity Incentive Plan. The target number of restricted shares granted was calculated using the target value for the award which is based on a percentage of the NEO’s salary. The number of restricted shares granted on February 11, 2019, was calculated using the average closing price of Company shares during the sixty (60) trading days preceding and including the grant date, which was $23.66. For these restricted stock awards, 33.33% of each award vests annually over a three (3) year period. This column also shows the number of restricted stock awards granted in 2019 to Mr. Schweihs on July 1, 2019, which was calculated using the average closing price of Company shares during the sixty (60) trading days preceding and including the grant date, which was $23.14. Mr. Schweihs’s July 1, 2019 grant will vest ratably over four (4) years.

(5) This column shows the grant date fair value of equity awards in accordance with FASB ASC Topic 718. For restricted stock, grant date fair value was calculated using the closing price of the Company stock on the date of grant. The closing price of Company stock on February 11, 2019 was $23.27 and on July 1, 2019 was $21.88. For performance share units, the February 11, 2019, grant date fair value was calculated using the closing price of Company stock on the date of grant and the target number of performance share units. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section. The amounts shown are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information on the calculation and valuation of equity awards, refer to the Compensation Discussion and Analysis section and refer to Note 11 to the Consolidated Financial Statements found in Item 8 of Part II of our 2019 Form 10-K (listed under Stock-Based Compensation).

(6) In accordance with the standing Company policy, Mr. Schweihs’s cash incentive as EVP, President of PeopleManagement was ratified by the Compensation Committee on September 12, 2019 following his promotion. Mr. Schweihs’s targets for his cash incentive as SVP of Strategic Accounts were approved by the Compensation Committee on December 13, 2018.

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options, restricted stock awards, and performance share units of the NEOs as of December 29, 2019. This table includes unvested shares of restricted stock and performance share units. The market value of the restricted stock awards and performance share units is based on the closing market price of the Company’s stock on December 29, 2019, which was $23.62. For additional information about restricted stock awards and performance share units, see the description of equity incentive compensation in the Compensation Discussion and Analysis section. Grants that are not listed in the vesting schedule are 100% vested.

Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Patrick Beharelle	2/10/2017	19,920	$470,510	—	—
	2/9/2018	12,620	$298,084	23,663	$558,920
	9/14/2018	7,490	$176,914	—	_
	2/11/2019	44,379	$1,048,232	55,473	$1,310,272
Derrek L. Gafford	2/10/2017	13,660	$322,649	—	—
	2/9/2018	8,564	$202,282	16,057	$379,266
	9/14/2018	25,411	$600,208	—	—
	2/11/2019	15,057	$355,646	18,822	$444,576
James E. Defebaugh	2/10/2017	9,613	$227,059	—	—
	2/9/2018	4,808	$113,565	9,015	$212,934
	2/11/2019	8,453	$199,660	10,567	$249,593
Taryn R. Owen	2/10/2017	5,312	$125,469	—	—
	2/9/2018	4,808	$113,565	9,015	$212,934
	2/11/2019	8,453	$199,660	10,567	$249,593
Carl R. Schweihs	2/5/2016	390	$9,212	—	—
	2/1/2017	2,285	$53,972	—	—
	2/10/2017	1,664	$39,304	—	—
	2/9/2018	2,110	$49,838	—	—
	2/11/2019	4,616	$109,030	—	—
	7/1/2019	6,051	$142,925	—	—

(1) This column includes restricted stock awards as of December 29, 2019, and performance share units that were granted in 2017 and that became determinable as of December 29, 2019, but which had not yet vested. The 2017 performance share unit grant resulted in 68.2% of the target number of units being earned as of December 29, 2019. For additional information on the payment determination for performance share units granted in 2017, please see the Compensation Discussion and Analysis section above. The number of performance share units which will vest is 14,321 for Mr. Beharelle, 9,820 for Mr. Gafford, 6,910 for Mr. Defebaugh, and 3,819 for Ms. Owen. For restricted stock awards, 33.33% of each award vests every year for three (3) years, except Mr. Beharelle’s

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Executive Compensation Tables

September 14, 2018 award, which vests at the rate of 25% each year for four (4) years, Mr. Gafford’s September 14, 2018 award of which 100% vests on September 14, 2020, and all of Mr. Schweihs’s outstanding awards which vest at the rate of 25% each year for four (4) years.

(2) This column includes performance share unit awards. The awards vest on or about the second day after the release of our annual earnings following the performance period, if at all, according to predetermined targets. For additional information on the vesting schedule and Company performance goals for performance share units granted in 2019, please see the Compensation Discussion and Analysis section. For performance share unit awards granted in 2018 and 2019, additional information on performance goals can be found in our prior proxy statements. The February 9, 2018 and February 11, 2019 grants all assume 100% of the award, or the target number of shares, will be earned. The February 10, 2017 grant became determinable as of December 29, 2019 and is not included in this column.

Stock Vested

The following table provides information for the NEOs regarding: (i) stock option exercises during 2019, to the extent any occurred, including the number of shares acquired upon exercise and the value realized; and (ii) the number of shares acquired upon the vesting of restricted stock awards and performance share units and the value realized before payment of applicable withholding tax and broker commissions. The value realized represents long-term gain over several years, which is not part of the compensation awarded in 2019 as reported in the Summary Compensation Table.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
A. Patrick Beharelle	21,419	$482,482
Derrek L. Gafford	11,628	$265,791
James E. Defebaugh	7,574	$173,562
Taryn R. Owen	7,323	$166,599
Carl R. Schweihs	4,031	$ 93,639

(1) The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date. This column includes the vesting of performance share units for the 2016 performance share unit grant which resulted in zero shares being earned. This column does not include the vesting of the 2017 performance share units which vested on the second day after the release of our annual earnings. For additional information on the vesting of the 2017 performance share units, please see the Outstanding Equity Awards at Fiscal Year-End section above.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

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Executive Compensation Tables

Nonqualified Deferred Compensation

The Company maintains a Nonqualified Deferred Compensation Plan that allows certain highly compensated employees, including the NEOs, to defer portions of their base salary and annual non-equity incentive and thereby defer taxes. The following table provides additional information about the amounts deferred by our NEOs:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
A. Patrick Beharelle	—	—	—	—	—
Derrek L. Gafford	$71,250	$9,500	$72,899	—	$644,165
James E. Defebaugh	$20,000	$9,500	$15,647	—	$213,620
Taryn R. Owen	$16,000	$8,000	$32,765	—	$172,753
Carl R. Schweihs	$42,645	$9,500	$33,674	$28,093	$249,946

(1) The amounts contributed to this plan by the Company’s NEOs are set forth in this column and are included in the amounts shown as “Salary” in the Summary Compensation Table above.

(2) These amounts were earned as a match to contributions made by the NEO to the Company Nonqualified Deferred Compensation Plan in 2019 but were paid in early 2020. The Company’s contribution is included in the columns “Registrant Contributions in Last FY” and “Aggregate Balance at Last FYE.” These amounts are included in the amounts shown as “All Other Compensation” in the Summary Compensation Table above.

(3) These amounts were earned, or lost, by the NEO according to investment gains and losses based on the performance of certain investment choices selected by the participants in the Nonqualified Deferred Compensation Plan. Participants may change their investment elections at any time under the same rules that apply under the 401(k) plan.

The participants in the Nonqualified Deferred Compensation Plan may annually elect to defer up to 75% of their salary and up to 100% of their annual non-equity incentive. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds after the termination of their employment or during employment in the case of an unforeseen emergency, the disability of the participant, or a change-in-control. Participants also have the option to receive a distribution of deferred funds during employment if such a distribution was established prior to the deferral. Any Company matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match is determined each year by the Company. Matching funds are immediately vested.

The deemed rates of return for the earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six (6) months before the actual payment of the participant’s account balance.

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Post-Employment Payments

Post-Employment Payments

The Company has entered into employment agreements and change-in-control agreements with each of the NEOs pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which are also described below. The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

Following the description of the agreements, there is a table showing the potential payments the NEOs could have received under these agreements, assuming their employment with the Company was terminated without cause by the Company or for good reason by the NEO on December 29, 2019.

Employment Agreement for A. Patrick Beharelle

Mr. Beharelle’s employment agreement provides that if the Company terminates his employment without cause, or if Mr. Beharelle terminates his employment with good reason other than for his death or disability, and he successfully completes a transition period during which, among other things, he develops a transition plan for the CEO position and assists the Company in identifying and recruiting a successor CEO, then he will be entitled to the following:

•       separation payments at a rate equal to his base salary at the time of termination for a period of eighteen (18) months;

•       payment of Mr. Beharelle’s then applicable short-term incentive award subject to performance conditions set by the Board and prorated for the portion of the short-term incentive for the period Mr. Beharelle is actually employed by the Company;

•       if Mr. Beharelle elects to continue group health plan coverage for him and his family under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Mr. Beharelle will receive reimbursements for up to eighteen (18) months for the portion of his COBRA premiums that exceed the amount that he would have incurred in premiums for coverage as an active employee under the Company’s group health plan; and

•       additional equity vesting as follows: (a) to the extent that Mr. Beharelle’s unvested equity awards are scheduled to vest based solely on his continued employment within eighteen (18) months following such termination such portion of the awards will become fully vested on the termination date; and (b) Mr. Beharelle’s unvested equity awards scheduled to vest based upon attainment of specified performance goals shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose Mr. Beharelle will be deemed to have continued employment for a period of eighteen (18) months following termination but not beyond the end of the applicable performance period(s)).

The foregoing separation benefits are conditioned upon the execution by Mr. Beharelle of a release of claims against the Company and continued compliance by Mr. Beharelle with all covenants with the Company. Pursuant to his employment and non-compete agreements, Mr. Beharelle’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions, non-competition, and non-solicitation for eighteen (18) months following his termination. Mr. Beharelle is also party to a non-competition agreement with the Company.

Mr. Beharelle’s employment agreement, through reference to Mr. Beharelle’s change-in-control agreement, also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him), the amount of such payments or deemed payments shall be reduced or, alternatively, the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Beharelle, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

Employment Agreements for Messrs. Defebaugh, Gafford, Schweihs, and Ms. Owen

Messrs. Defebaugh, Gafford, Schweihs and Ms. Owen are parties to employment agreements and incentive plan terms, which provide that if the Company terminates the NEO’s employment without cause, or if the NEO terminates his or her employment with good reason other than for death or disability, then the NEO will be entitled to the following:

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Post-Employment Payments

•       separation payments at a rate equal to the NEO’s base salary at the time of termination for a period of twelve (12) months;

•       payment of the NEO’s then applicable short-term incentive award subject to performance conditions set by the Board and prorated for the portion of the period the NEO is actually employed by the Company;

•       additional equity vesting as follows: (a) to the extent that the NEO’s unvested equity awards that are scheduled to vest based solely on his or her continued employment within twelve (12) months following such termination, such portion of the awards will become fully vested; and (b) all of the NEO’s unvested equity awards scheduled to vest based on attainment of specified performance goals shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose such NEO will be deemed to have continued employment for a period of twelve (12) months following termination but not beyond the end of the applicable performance period(s)).

As a condition precedent to being entitled to receive the benefits set forth above, the NEO must sign and deliver, and thereafter not revoke a release of claims against the Company, remain in full compliance with all provisions of the sections of the employment and non-compete agreement(s) relating to non-disclosure of confidential information and assignment of inventions, and be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the NEO. Each NEO is also party to a non-competition agreement with the Company.

In addition to the provisions described above, the employment agreement for each NEO also provides that, if at the time of termination of employment the NEO is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Code, then any separation payments that would otherwise have been paid within the first six (6) months after termination of employment shall instead be paid in a single lump sum on (or within fifteen (15) days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

Change-in-Control Agreements

The Company has entered into change-in-control agreements with various executive officers, including each of the NEOs. Each change-in-control agreement by its terms expires each year on December 31st, provided that beginning on January 1st of each subsequent year, the change-in-control agreements will automatically extend for an additional year, unless either party gives notice of termination not later than September 30th of the immediately preceding year. Because no such notices of termination were provided, the change-in-control agreements were in effect through December 29, 2019 and were extended through December 27, 2020. If a change-in-control occurs during the term, the term will expire on the earlier of the third anniversary of the change-in-control or the date of the executive’s death (such period is referred to as the “Severance Period”).

Change-in-control means that during the term of the agreements any of the following events occur:

•       any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33.33% of the combined voting power of the then-outstanding voting stock of the Company;

•       a majority of the Board ceases to be comprised of incumbent directors; or

•       the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.

The Company will be required to pay the amounts described in the table below, if following the occurrence of a change-in-control and during the Severance Period (or within ninety (90) days prior to the date of a change-in-control, if at the request of a third party who has taken steps reasonably calculated to effect a change-in-control): (i) the Company terminates the NEO’s employment other than for cause, or as a result of the NEO’s death or permanent disability; or (ii) the NEO terminates the NEO’s employment for good reason. Each of (i) and (ii) is referred to in the change-in-control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change-in-control agreement, the NEO must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change-in-control agreement. The material covenants of each NEO in the change-in-control agreements include a duty of loyalty, non-disclosure, non-use, and protection of confidential information, non-disparagement, non-competition, and non-solicitation of employees and customers. The non-competition and non-solicitation provisions apply during the term of the

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Post-Employment Payments

change-in-control agreement and for a period of two (2) years following the termination of employment.

In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the NEO (A) an amount equal to two (2) times (except in the case of Mr. Beharelle, in which case it shall be three (3) times) the sum of (i) the NEO’s annual base salary rate in effect for the year in which the termination date occurs, plus (ii) the NEO’s target non-equity incentive (in an amount equal to the target non-equity incentive immediately prior to the change-in-control or, if such target shall not have been established or shall be reduced after a change-in-control, the highest aggregate incentive pay earned in any of the three (3) fiscal years immediately preceding the year in which the change-in-control occurred), and (B) provide eighteen (18) months of health and welfare benefits. Such amounts shall be payable as follows: 50% shall be payable within five (5) business days after the termination date and 50% shall be payable in equal monthly installments over the twenty-four (24) months following the termination date, nevertheless the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also provide employee benefits to the NEO comparable to the benefits that the NEO was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change-in-control agreement.

In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the NEO a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated, or awarded to the NEO for any performance period ending prior to a Triggering Termination, plus (ii) the value of any annual non-equity incentive or long-term incentive pay earned, accrued, allocated, or awarded with respect to the NEO’s service during the performance period or periods that include the date on which the change-in-control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock, performance share units, and any other equity award shall become fully vested as of the date of termination.

For NEOs other than Mr. Beharelle, notwithstanding any provision of the change-in-control agreement or any other agreement between the NEO and the Company to the contrary, if any amount or benefit to be paid or provided under the change-in-control agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change-in-control agreement and any other agreement will be reduced to the minimum extent necessary

(but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the NEO receiving an after-tax amount less than 90% of the after-tax amount of the severance payments the NEO would have received under the change-in-control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the NEO will be entitled to designate the payments and/or benefits to be so reduced. For Mr. Beharelle, any excess parachute payment will be cut back so as not to trigger the excise tax if doing so will result in a greater net after tax payment to Mr. Beharelle (“sometimes called a “best-net” cutback).

In addition to the foregoing limitation, the change-in-control agreements provide that to the extent that the NEO receives payments by reason of the NEO’s termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change-in-control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change-in-control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value of benefits receivable had such benefits been paid in full under the change-in-control agreement.

Non-Competition Agreements

Each of the NEOs have entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the NEO’s employment with the Company and for a period of twenty-four (24) months following the termination of such employment for any reason, the NEO shall not, directly or indirectly:

•       employ or solicit for employment any Company employee who has been employed by the Company during the six (6) months prior to the termination of the NEO’s employment or urge any such person to discontinue employment with the Company;

•       seek to employ any individual who has applied for and/ or accepted placement in a job by the Company with a customer, and about whom the NEO obtained information or with whom the NEO interacted on behalf of the Company;

•       solicit any customer of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;

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Post-Employment Payments

•       engage in any conduct intended to induce or urge any customer to discontinue its business relationship with the Company; or

•       do any business with any Company customer in connection with the provision of temporary and/or permanent staffing services.

The non-competition agreement also provides that during the NEO’s employment with the Company and for a period of twelve (12) months for Messrs. Defebaugh, Gafford, Schweihs and Ms. Owen, and eighteen (18) months for Mr. Beharelle, following the termination of such employment, the NEO shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to, or that competes with, the business of the Company. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use, and protection of confidential information.

Restricted Stock and Performance Share Unit Agreements

The award agreements that govern the restricted stock and performance share unit grants to the NEOs also provide that the restricted stock and performance share units, as applicable, will become fully vested if after a change of control, the NEO is terminated without cause or terminates employment for good reason. Performance share units vest in such an event at the target level, provided that the Compensation Committee shall have the discretion to determine whether the performance goals shall be deemed to have been performed at the maximum level. For purposes of the restricted stock and performance share unit agreements, “change of control” means the first day that any one or more of the following conditions shall have been satisfied:

•       the sale, liquidation, or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

•       an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

•       during any consecutive twenty-four (24) month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or

•       a merger, consolidation, or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, or reorganization own, directly or indirectly, immediately following such merger, consolidation, or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, or reorganization.

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Post-Employment Payments

Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

The table below quantifies the potential payouts to each of the NEOs based on his or her salary as of December 29, 2019. The table shows two alternative scenarios: (i) termination before a change-in-control; and (ii) termination after a change-in-control.

Name(3)	Potential Payouts upon Involuntary Termination by Company without Cause or by NEO for Good Reason after a Change-in-Control(1)			Potential Payouts upon Involuntary Termination by Company without Cause or by NEO for Good Reason before a Change-in-Control(2)
	Cash Payment(4)	Restricted Stock & Performance Share Vesting(5)(6)	Continuation of Health & Welfare Benefits	Cash Payment(7)	Restricted Stock & Performance Share Vesting(8)(9)	Continuation of Health & Welfare Benefits
A. Patrick Beharelle	$4,200,000	$3,862,933	$39,430	$1,347,500	$2,571,840	$39,430
Derrek L. Gafford	$1,662,500	$2,304,627	$30,197	$ 593,750	$1,744,408	$ 0
James E. Defebaugh	$1,320,000	$1,002,811	$39,954	$ 500,000	$ 688,310	$ 0
Taryn R. Owen	$1,320,000	$ 901,221	$39,954	$ 490,000	$ 411,649	$ 0
Carl R. Schweihs	$1,050,000	$ 404,280	$ 0	$ 459,521	$ 135,413	$ 0

(1) Assumes that (a) the change-in-control agreement was effective as of December 29, 2019, (b) a change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO’s employment for good reason on such date. These amounts reflect the NEOs’ target non-equity short-term incentive for 2019.

(2) Assumes that (a) the employment agreement was effective as of December 29, 2019, (b) no change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO’s employment for good reason on such date. These amounts reflect actual 2019 non-equity short-term incentive payments.

(3) As discussed above, the amounts actually payable to the NEOs pursuant to the change-in-control agreement may be subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options, performance shares, and restricted stock is based on a time-based formula.

(4) These amounts are based on the NEOs’ salary as of 2019 fiscal year-end and the target non-equity short-term incentive for 2019.

(5) The employment agreements for the NEOs provide for the accelerated vesting of all equity awards upon termination of employment under the conditions noted in footnote (1) above.

(6) The amounts shown are calculated by multiplying the number of unvested restricted stock awards and unvested performance share awards (which are at the actual amount earned for the 2017 award (which was 68.2% of the target) and at the target amount for the 2018 and 2019 awards) for such NEO with respect to which the vesting would accelerate as a result of termination under the circumstances multiplied by the closing price of the Company’s stock on December 29, 2019, which was $23.62. Unvested restricted stock and performance share units are set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(7) These amounts include the amount earned under the 2019 Short-Term Incentive Plan, which according to the terms of the plan were payable upon each NEO’s termination of employment under the conditions noted in footnote (2) above.

(8) The NEOs’ employment agreements provide for the accelerated vesting of those equity awards which would have vested in the twelve-month period (eighteen-month period for Mr. Beharelle) following a termination of employment under the conditions noted in footnote (2) above.

(9) The performance share unit grant agreements provide that, upon termination of employment under the conditions noted in footnote (2) above, a pro-rata portion of the performance shares vest and are paid out at the end of the performance period based on actual performance. The amounts shown reflect the actual amount earned for the 2017 award (which was 68.2% of the target) and assumes vesting at the target level over the performance period for the 2018 and 2019 awards.

TrueBlue, Inc. 2020 Proxy Statement P. 58

CEO Pay Ratio

This section sets forth information concerning the ratio between the annual total compensation of the Company’s median employee and the annual total compensation of our Chief Executive Officer (“CEO”), Patrick Beharelle.

For the 2019 calendar year, the annual total compensation of the employee identified as our Company’s median employee was $7,736. Our CEO’s annual total compensation in 2019 was $3,391,176. Accordingly, for 2019, the CEO pay ratio was estimated to be 438 to 1.

The pay ratio identified for our Company reflects the fact that the significant majority of our employees are temporary employees who work at our customers’ job sites, generally on a short-term project basis, and are not typically employed for a full year. The wages of temporary employees cannot be annualized for the calculation of the CEO Pay Ratio.

To identify the employee with the median annual total compensation, as well as to determine the annual total compensation of the median employee, we adopted a variety of methodologies, applied certain exclusions, and made reasonable estimates based on our payroll and employment records, in a manner consistent with SEC rules.

Our “Measurement Date” was the second Sunday of October, which was October 13, 2019. On the Measurement Date, our active U.S. and Canadian employees, excluding the CEO, consisted of 77,479 individuals. Our employee population was comprised primarily of temporary employees. For our temporary employees, the definition of who was an active employee on the Measurement Date was anyone who worked during the workweek ending on the Measurement Date. For our staff employees, anyone who was denoted as active within our human resources systems on the Measurement Date was included in our employee population.

To identify the “median employee” from our employee population, we used taxable wages for the full 2019 calendar year. We did not annualize the salary of any of our staff employees who were employed with the Company for part of the year.

Our employee population, from which the median employee was identified, included our U.S. and Canadian employees, which make up the predominate number of employees in the Company. We did not include any of the employees outside the U.S. and Canada as those employees outside the U.S. and Canada were less than 5% of all employees.

The Company’s total U.S. employee count in 2019 was 74,937 and the total Canada employee count was 2,543. The total number of employees outside the U.S. and Canada for 2019 was 1,623. The combined total of all employees worldwide for 2019 was 79,103.

The employees outside the U.S. and Canada for 2019 were located in the following jurisdictions:

Country	Approximate Number of Employees Excluded in 2019
India	1,184
Poland	62
Australia	110
United Kingdom	257
New Zealand	8
Mexico	2

TrueBlue, Inc. 2020 Proxy Statement P. 59

Equity Compensation Plan Information

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of December 29, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(2)	650,486	$23.29	3,908,302

(1)  This amount reflects the total number of outstanding nonqualified and incentive stock options, restricted stock units, and performance share units (vesting at the maximum amount) as of the fiscal year end.

(2)  Equity compensation plans approved by security holders include the following:

TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Plan”). The 2005 Plan applies to directors, officers, employees, and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units, and stock appreciation rights. The total number of shares authorized under this plan was 7,950,000. No further awards were made pursuant to this plan upon the shareholder approval of the 2016 TrueBlue Omnibus Incentive Plan. Under this 2005 Plan and as of December 29, 2019, there remains 51,941 restricted shares and restricted stock units outstanding. Outstanding stock options as of the fiscal year end were 27,931 and are included in the table above.

2016 TrueBlue Omnibus Incentive Plan (the “2016 Plan”). This 2016 Plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units, and stock appreciation rights. Upon adoption, there were 1,542,944 shares authorized for issuance under this plan, reflecting the number of shares that remained available for issuance under the 2005 Plan. Additionally, the shares underlying outstanding awards under the 2005 Plan that expire or are terminated, surrendered, or forfeited become available for grant under the 2016 Plan. At the Annual Meeting of Shareholders on May 9, 2018, an additional 1,800,000 shares were authorized under the 2016 Plan. As of December 29, 2019, the total number of shares available for future issuance under the 2016 Plan was 3,622,063. There were 1,222,525 restricted shares, restricted share units, and performance share units outstanding as of December 29, 2019. Outstanding stock options as of the fiscal year end under this plan were zero (0). All future stock compensation awards will be awarded from this plan.

2010 TrueBlue Employee Stock Purchase Plan. On May 12, 2010, shareholders approved the Company’s 2010 Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of Common Stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of Common Stock at 85% of the fair market value of Common Stock as of either the first day or last day of each month, whichever is less. As of December 29, 2019, there were 286,239 shares available for future issuance under this plan.

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Audit Committee Report

The Audit Committee is currently composed of Kim Harris Jones, who chairs the committee, Jeffrey B. Sakaguchi, and Kristi A. Savacool. Before March 12, 2020, the Audit Committee was composed of Kim Harris Jones, Stephen Robb, Jeff Sakaguchi, and Kristi Savacool. The Audit Committee is composed solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Board has affirmatively determined that each member of the Audit Committee is “financially literate” under the listing standards of the NYSE and is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met eight times during the 2019 fiscal year. The Board has adopted a charter for the Audit Committee, which is available at investor. trueblue.com/corporate-governance/governance-documents- and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

The Audit Committee met with the Company’s chief executive officer, chief financial officer, chief legal officer, chief accounting officer, chief compliance and litigation officer, other senior members of the finance department, the director of internal audit, and our independent auditors, Deloitte & Touche LLP (“Deloitte”) to discuss the Company’s audited financial statements for the fiscal year ended December 29, 2019. These meetings included private, executive sessions between the Audit Committee and Deloitte, the Company’s chief financial officer, chief legal officer, chief compliance and litigation officer, and vice president of internal audit. During its meetings, the Audit Committee reviewed and discussed, among other things:

•       the status of any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;

•       the Audit Committee’s charter and any modifications thereto;

•       the Company’s annual external audit plans and the staffing resources available to carry out those audit plans;

•       the Company’s annual internal audit plans and the staffing resources available to carry out those audit plans;

•       the Company’s significant accounting policies and estimates;

•       the Company’s use of non-GAAP measures and related Company policies and disclosure controls;

•       the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and Committee of Sponsoring Organizations (“COSO”) 2013;

•       the impact and implementation of new accounting standards;

•       the impact of recent developments in corporate governance;

•       current tax matters affecting the Company;

•       the Company’s investment guidelines;

•       the Company’s compliance initiatives;

•       the Company’s processes for responding to, and investigation of, employee complaints regarding internal controls, auditing issues, or questionable accounting matters; and

•       the Company’s enterprise risk management efforts.

In addition to the meetings discussed above, the Audit Committee reviewed, with management and Deloitte, the Company’s interim financial statements for each quarter of 2019 prior to the quarterly release of earnings.

The Audit Committee also reviewed and discussed with management and Deloitte the Company’s audited financial statements as of and for the year ended December 29, 2019, prior to the release of earnings on Form 10-K. This discussion included, among other things:

•       critical accounting policies and practices used in the preparation of the Company’s financial statements;

•       significant items involving management’s estimates and judgments, including workers’ compensation reserves, tax matters, allowance for doubtful accounts, goodwill and intangible assets, business acquisition accounting, and legal and regulatory contingencies;

•       alternative treatments within GAAP of the Company’s annual financial information;

•       the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;

•       any significant audit adjustments proposed by Deloitte and management’s response; and

•       confirmation that there were no matters of significant disagreement between management and Deloitte arising during the audit.

The Audit Committee has discussed with Deloitte the matters required to be discussed under the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte prior to any engagement with respect to such services. Deloitte may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined, in each instance, that the proposed services are not prohibited by applicable regulations and that Deloitte’s independence will not be materially impaired

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Audit Committee Report

as a result of having provided such services. Based on the reviews and discussions referred to above, the Audit Committee believes that Deloitte has been independent, objective, and impartial in conducting the 2019 audit.

In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States of America.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board agreed, that the audited financial statements as of and for the year ended December 29, 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2019, for filing with the SEC.

Members of the Audit Committee

Kim Harris Jones, Chair
Jeffrey B. Sakaguchi

Kristi A. Savacool

TrueBlue, Inc. 2020 Proxy Statement P. 62

PROPOSAL 3.

Ratification of Selection of Independent Registered Public Accounting Firm

As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its selection of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2020. The Audit Committee of the board of directors (the “Board”) has appointed Deloitte as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 27, 2020. Representatives of Deloitte will be available during the Annual Meeting of Shareholders to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2020, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification.

Proxies will be voted “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020 unless other instructions are indicated on your proxy card. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interest of the Company.

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2019 and 2018

Deloitte was the independent registered public accounting firm that audited the Company’s consolidated financial statements for the fiscal years ending December 30, 2018, and December 29, 2019. Services provided to the Company and its subsidiaries by Deloitte in fiscal 2018 and 2019, are described in the following table:

	2019	2018
Audit fees:(1)	$2,514,106	$ 2,433,885
Audit-related fees:(2)	$ 0	$ 15,000
Tax fees:(3)	$ 0	$ 0
All other fees:(4)	$ 4,173	$ 4,173

(1) Audit fees for the 2018 and 2019 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, and other assistance required to complete the year-end audit of the consolidated financial statements.

(2) Audit-related fees are for other SEC filings, including consents, comfort letters, or shelf-registrations.

(3) Tax fees could include consultation on tax compliance, tax advice, and tax planning. The Company paid no such fees to Deloitte in 2018 or 2019.

(4) All other fees for the 2018 and 2019 fiscal years are comprised of accounting research services subscription fees.

The services described above were approved by the Audit Committee pursuant to the policy described below. The Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TrueBlue, Inc. 2020 Proxy Statement P. 63

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership Common Stock as of March 16, 2020, for (i) each person known to the Company to own beneficially 5% or more of Common Stock; (ii) each director of the Company; (iii) each individual identified as a Named Executive Officer (“NEO”) of the Company pursuant to Item 402 of Regulation S-K; and (iv) all NEOs and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 16, 2020, the Company had no other classes of outstanding equity securities.

Name & Address of Beneficial Owner**	Title of Class	Amount and Nature of Beneficial Ownership (Number of Shares)(1)	Percent of Class
A. Patrick Beharelle	Common Stock	156,468	*
Derrek L. Gafford	Common Stock	87,808	*
James E. Defebaugh	Common Stock	37,959	*
Taryn R. Owen	Common Stock	59,451	*
Carl R. Schweihs	Common Stock	28,371	*
Colleen B. Brown	Common Stock	29,901	*
Steven C. Cooper(2)	Common Stock	161,827	*
William C. Goings(3)	Common Stock	24,444	*
Kim Harris Jones(4)	Common Stock	20,993	*
Jeffrey B. Sakaguchi	Common Stock	32,638	*
Kristi A. Savacool(5)	Common Stock	11,465	*
Bonnie W. Soodik(6)	Common Stock	34,992	*
All executive officers and directors as a group (12 individuals)	Common Stock	686,317	2%
BlackRock, Inc.(7)	Common Stock	6,114,847	17%
The Vanguard Group, Inc.(8)	Common Stock	4,663,912	13%
Dimensional Fund Advisors LP(9)	Common Stock	3,046,865	8%
TrueBlue, Inc. 2020 Proxy Statement P. 64

Security Ownership of Certain Beneficial Owners and Management

(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes: (i) shares held outright, shares held under the Company’s employee stock purchase plan, and restricted shares; and (ii) shares issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for shares, which were exercisable on or within sixty (60) days after March 16, 2020.

(2) Includes 155,540 shares held outright and 6,287 deferred shares.

(3) Includes 5,886 shares held outright, 13,386 deferred shares, and 5,172 options.

(4) Includes 3,341 shares held outright and 17,652 deferred shares.

(5) Includes 2,046 shares held outright and 9,419 deferred shares.

(6) Includes 12,180 shares held outright and 22,812 deferred shares.

(7) Information provided is based solely on a Schedule 13G/A filed on February 3, 2020 on behalf of BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 6,003,277 shares and sole dispositive power with respect to 6,114,847 shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8) Information provided is based solely on a Schedule 13G/A filed on February 4, 2020 on behalf of The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power with respect to 39,648 shares, shared voting power with respect to 8,037 shares, sole dispositive power with respect to 4,623,608 shares, and shared dispositive power with respect to 40,304 shares. The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9) Information provided is based solely on a Schedule 13G/A filed on February 12, 2020 on behalf of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power with respect to 2,927,125 shares, and sole dispositive power with respect to 3,046,865 shares. The business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or subadviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. However, all securities reported in this line are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

* Less than 1%.

** The address of the NEOs and directors is c/o TrueBlue, Inc., 1015 A Street, Tacoma, Washington.

TrueBlue, Inc. 2020 Proxy Statement P. 65

Other Business

We do not intend to bring any other business before the 2020 Annual Meeting of Shareholders (the “Meeting”), and, so far as we know, no matters are to be brought before the Meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the discretion of the proxies.

TrueBlue, Inc. 2020 Proxy Statement P. 66

Form 10-K Report Available

A copy of the Company’s 2019 Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge to shareholders upon request to the chief financial officer at TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402 or by telephone at (253) 383-9101.

TRUEBLUE, INC.

By Order of the Board of Directors,

James E. Defebaugh

Secretary

/s/ James E. Defebaugh

Tacoma, Washington

April 2, 2020

TrueBlue, Inc. 2020 Proxy Statement P. 67

trueblue
THE PEOPLE COMPANY

NYSE SYMBOL: TBI
WWW.TRUEBLUE.COM

SCAN TO VIEW MATERIALS & VOTE

TRUEBLUE, INC.	VOTE BY INTERNET - www.proxyvote.com or scan the QR code above
C/O COMPUTERSHARE TRUST COMPANY PO BOX 505000 LOUISVILLE, KY 40233-5000	Transmit your voting instructions online until 11:59 P.M. Eastern Daylight Time Tuesday, May 12, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Call to transmit your voting instructions until 11:59 P.M. Eastern Daylight Time Tuesday, May 12, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Tuesday, May 12, 2020.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D04671-P34044	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TRUEBLUE, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Colleen B. Brown	☐	☐	☐

	1b.	A. Patrick Beharelle	☐	☐	☐

	1c.	Steven C. Cooper	☐	☐	☐

	1d.	William C. Goings	☐	☐	☐

	1e.	Kim Harris Jones	☐	☐	☐

	1f.	Jeffrey B. Sakaguchi	☐	☐	☐

	1g.	Kristi A. Savacool	☐	☐	☐

	1h.	Bonnie W. Soodik	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To approve, by advisory vote, compensation for our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2020.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If signing on behalf of a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

D04672-P34044

TRUEBLUE, INC.

For Annual Meeting of the Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Steven C. Cooper and James E. Defebaugh (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 13, 2020, at 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder and with respect to any other business that may properly come before the meeting, in accordance with the discretion of the Proxies. Unless otherwise specified herein, the Proxies, in their discretion, are further authorized to vote:

FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors);
FOR PROPOSAL 2 (advisory vote approving executive compensation);

and

FOR PROPOSAL 3 (ratification of the selection of the independent registered public accounting firm).

Continued and to be signed on reverse side